Oppenheimer Intermediate Municipal Fund

6803 South Tucson Way, Englewood, Colorado 80112
1-800-525-7048

Statement of Additional Information dated January 28, 2002

         This Statement of Additional  Information is not a Prospectus.  This document contains  additional  information about the Fund and  supplements  information in the Prospectus  dated January 28, 2002. It should be read together with the  Prospectus,  which may be obtained by writing to the Fund's Transfer Agent,  OppenheimerFunds  Services,  at P.O. Box 5270, Denver,  Colorado 80217 or by calling the  Transfer  Agent  at the  toll-free  number  shown  above  or by  downloading  it from the  OppenheimerFunds  Internet  web site at
www.oppenheimerfunds.com.

Contents                                                                                                       Page

About the Fund
Additional Information About the Fund's Investment Policies and Risks..............................................
       The Fund's Investment Policies..............................................................................
       Municipal Securities........................................................................................
       Other Investment Techniques and Strategies..................................................................
       Investment Restrictions.....................................................................................
How the Fund is Managed............................................................................................
       Organization and History....................................................................................
       Trustees and Officers of the Fund...........................................................................
       The Manager ................................................................................................
Brokerage Policies of the Fund.....................................................................................
Distribution and Service Plans.....................................................................................
Performance of the Fund............................................................................................

About Your Account

How To Buy Shares..................................................................................................
How To Sell Shares.................................................................................................
How to Exchange Shares.............................................................................................
Dividends and Taxes................................................................................................
Additional Information About the Fund..............................................................................

Financial Information About the Fund
Independent Auditors' Report.......................................................................................
Financial Statements ..............................................................................................

A B O U T  T H E  F U N D

Additional Information About the Fund's Investment Policies and Risks

The  investment  objective  and the  principal  investment  policies of the Fund are  described in the  Prospectus.  This  Statement of
Additional  Information contains  supplemental  information about those policies and the types of securities that the Fund's investment
Manager,  OppenheimerFunds,  Inc., can select for the Fund. Additional explanations are also provided about the strategies the Fund may use to try to achieve its objective.

The Fund's  Investment  Policies.  The  composition of the Fund's  portfolio and the techniques and strategies  that the Fund's Manager uses in selecting  portfolio  securities  will vary over time.  The Fund is not required to use all of the  investment  techniques  and strategies  described  below at all times in seeking its goal. It may use some of the special  investment  techniques and strategies at some times or not at all.

         The Fund does not make  investments with the objective of seeking capital growth.  However,  the values of the securities held by the Fund may be  affected by changes in general  interest  rates and other  factors,  prior to their  maturity.  Because the current values of debt  securities  vary inversely with changes in prevailing  interest  rates,  if interest rates increase after a security is purchased,  that security will  normally fall in value.  Conversely,  should  interest  rates  decrease  after a security is purchased, normally its value will rise.

         However,  those  fluctuations in value will not generally result in realized gains or losses to the Fund unless the Fund sells the security prior to the  security's  maturity.  A debt security held to maturity is redeemable by its issuer at full principal  value plus accrued interest.  The Fund does not usually intend to dispose of securities prior to their maturity,  but may do so for liquidity purposes,  or because of other factors affecting the issuer that cause the Manager to sell the particular  security.  In that case, the
Fund could realize a capital gain or loss on the sale.

         There are  variations  in the credit  quality of municipal  securities,  both within a particular  rating  classification  and between  classifications.  These  variations  depend on numerous  factors.  The yields of  municipal  securities  depend on a number of factors,  including general  conditions in the municipal  securities  market,  the size of a particular  offering,  the maturity of the obligation and rating (if any) of the issue. These factors are discussed in greater detail below.

         |X|  Portfolio  Turnover.  A change in the  securities  held by the Fund  from  buying  and  selling  investments  is known as
"portfolio  turnover."  Short-term  trading increases the rate of portfolio  turnover and could increase the Fund's  transaction costs.
However,  the Fund ordinarily  incurs little or no brokerage  expense because most of the Fund's  portfolio  transactions are principal trades that do not require payment of brokerage commissions.

         The Fund ordinarily  does not trade  securities to achieve capital gains,  because they would not be tax-exempt  income.  To a limited degree,  the Fund may engage in short-term  trading to attempt to take advantage of short-term market  variations.  It may also do so to dispose of a portfolio  security prior to its maturity.  That might be done if, on the basis of a revised credit evaluation of the issuer or other  considerations,  the Manager  believes such disposition is advisable or the Fund needs to generate cash to satisfy requests to redeem Fund shares.  In those  cases,  the Fund may realize a capital gain or loss on its  investments.  The Fund's  annual portfolio turnover rate normally is not expected to exceed 100%.

Municipal  Securities.  The types of municipal securities in which the Fund may invest are described in the Prospectus under "About the
Fund's  Investments."  Municipal securities are generally classified as general obligation bonds, revenue bonds and notes. A discussion of the general characteristics of these principal types of municipal securities follows below.

         |X| Municipal  Bonds. We have  classified  municipal  securities  having a maturity (when the security is issued) of more than one year as "municipal  bonds." The principal  classifications  of long-term  municipal  bonds are "general  obligation"  and "revenue"
(including "industrial development") bonds. They may have fixed, variable or floating rates of interest, as described below.

         Some bonds may be  "callable,"  allowing  the issuer to redeem  them  before  their  maturity  date.  To protect  bondholders, callable  bonds may be issued with  provisions  that prevent them from being  called for a period of time.  Typically,  that is 5 to 10 years from the issuance date.  When interest rates decline,  if the call  protection on a bond has expired,  it is more likely that the issuer may call the bond.  If that  occurs,  the Fund might have to reinvest  the proceeds of the called bond in bonds that pay a lower rate of return.

           |_| General  Obligation  Bonds. The basic security behind general  obligation bonds is the issuer's pledge of its full faith and credit and taxing power, if any, for the repayment of principal and the payment of interest.  Issuers of general  obligation  bonds include states,  counties,  cities,  towns, and regional districts.  The proceeds of these obligations are used to fund a wide range of public projects,  including construction or improvement of schools,  highways and roads, and water and sewer systems. The rate of taxes that can be levied for the payment of debt  service on these bonds may be limited or  unlimited.  Additionally,  there may be limits as to the rate or amount of special assessments that can be levied to meet these obligations.

           |_| Revenue  Bonds.  The  principal  security  for a revenue bond is  generally  the net revenues  derived from a particular facility,  group of  facilities,  or, in some cases,  the proceeds of a special excise tax or other specific  revenue  source.  Revenue bonds are issued to finance a wide variety of capital  projects.  Examples include  electric,  gas, water and sewer systems;  highways, bridges, and tunnels; port and airport facilities; colleges and universities; and hospitals.

         Although the principal security for these types of bonds may vary from bond to bond, many provide  additional  security in the form of a debt service  reserve fund that may be used to make  principal  and interest  payments on the issuer's  obligations.  Housing finance  authorities  have a wide  range  of  security,  including  partially  or  fully  insured  mortgages,  rent  subsidized  and/or collateralized  mortgages,  and/or the net revenues from housing or other public projects. Some authorities provide further security in the form of a state's ability (without obligation) to make up deficiencies in the debt service reserve fund.

           |_| Industrial  Development  Bonds.  Industrial  development  bonds are considered  municipal  bonds if the interest paid is exempt from federal  income tax.  They are issued by or on behalf of public  authorities  to raise money to finance  various  privately operated  facilities for business and manufacturing,  housing,  sports, and pollution control.  These bonds may also be used to finance public facilities such as airports,  mass transit systems,  ports, and parking. The payment of the principal and interest on such bonds is  dependent  solely on the ability of the  facility's  user to meet its  financial  obligations  and the pledge,  if any, of real and personal property financed by the bond as security for those payments.

         |_|  Private  Activity  Municipal  Securities.  The Tax  Reform Act of 1986 (the "Tax  Reform  Act")  reorganized,  as well as amended,  the rules  governing tax exemption  for interest on certain types of municipal  securities.  The Tax Reform Act generally did not change the tax treatment of bonds issued in order to finance  governmental  operations.  Thus, interest on general obligation bonds issued by or on behalf of state or local  governments,  the proceeds of which are used to finance the  operations of such  governments, continues to be tax-exempt.  However, the Tax Reform Act limited the use of tax-exempt bonds for  non-governmental  (private) purposes.
More stringent  restrictions  were placed on the use of proceeds of such bonds.  Interest on certain private  activity bonds is taxable under the revised rules. There is an exception for "qualified"  tax-exempt  private activity bonds, for example,  exempt facility bonds including certain  industrial  development bonds,  qualified  mortgage bonds,  qualified Section 501(c)(3) bonds, and qualified student loan bonds.

         In addition,  limitations as to the amount of private  activity bonds which each state may issue were revised  downward by the
Tax Reform  Act,  which will  reduce the supply of such  bonds.  The value of the  Fund's  portfolio  could be  affected  if there is a reduction in the availability of such bonds.

         Interest on certain private activity bonds issued after August 7, 1986,  which continues to be tax-exempt,  will be treated as a tax preference item subject to the alternative  minimum tax (discussed  below) to which certain  taxpayers are subject.  The Fund may hold municipal  securities the interest on which (and thus a  proportionate  share of the  exempt-interest  dividends paid by the Fund)
will be subject to the Federal alternative minimum tax on individuals and corporations.

         The Federal  alternative  minimum tax is  designed to ensure that all persons who receive  income pay some tax,  even if their regular tax is zero.  This is  accomplished  in part by  including  in taxable  income  certain tax  preference  items that are used to calculate  alternative  minimum taxable income.  The Tax Reform Act made tax-exempt  interest from certain private activity bonds a tax preference item for purposes of the alternative  minimum tax on individuals and corporations.  Any  exempt-interest  dividend paid by a regulated  investment  company  will be treated as  interest on a specific  private  activity  bond to the extent of the  proportionate relationship the interest the investment company receives on such bonds bears to all its exempt interest dividends.

         In addition,  corporate  taxpayers  subject to the  alternative  minimum tax may,  under some  circumstances,  have to include exempt-interest  dividends in calculating their alternative  minimum taxable income. That could occur in situations where the "adjusted current earnings" of the corporation exceeds its alternative minimum taxable income.

         To determine  whether a municipal  security is treated as a taxable private  activity bond, it is subject to a test for: (a) a trade or business use and security interest,  or (b) a private loan restriction.  Under the trade or business use and security interest test, an obligation is a private  activity bond if: (i) more than 10% of the bond proceeds are used for private  business  purposes and
(ii) 10% or more of the payment of  principal  or interest on the issue is directly or  indirectly  derived from such private use or is secured by the privately  used property or the payments  related to the use of the property.  For certain types of uses, a 5% threshold is substituted for this 10% threshold.

         The term  "private  business  use" means any direct or indirect  use in a trade or  business  carried on by an  individual  or entity other than a state or municipal  governmental unit. Under the private loan restriction,  the amount of bond proceeds that may be used to make  private  loans is  limited to the  lesser of 5% or $5.0  million  of the  proceeds.  Thus,  certain  issues of  municipal securities could lose their tax-exempt status  retroactively if the issuer fails to meet certain  requirements as to the expenditure of the proceeds of that issue or the use of the bond-financed  facility. The Fund makes no independent  investigation of the users of such bonds or their use of proceeds  of the bonds.  If the Fund should hold a bond that loses its  tax-exempt  status  retroactively,  there might be an adjustment to the tax-exempt income previously distributed to shareholders.

         Additionally,  a private  activity bond that would otherwise be a qualified  tax-exempt  private activity bond will not, under
Internal  Revenue Code Section  147(a),  be a qualified  bond for any period during which it is held by a person who is a  "substantial user" of the facilities or by a "related person" of such a substantial  user. This  "substantial  user" provision  applies primarily to exempt facility bonds,  including industrial  development bonds. The Fund may invest in industrial  development bonds and other private activity  bonds.  Therefore,  the Fund may not be an  appropriate  investment for entities  which are  "substantial  users" (or persons related to  "substantial  users") of such exempt  facilities.  Those  entities and persons  should  consult  their tax advisors  before purchasing shares of the Fund.

         A "substantial  user" of such facilities is defined  generally as a "non-exempt  person who regularly uses part of a facility"
financed  from the proceeds of exempt  facility  bonds.  Generally,  an  individual  will not be a "related  person" under the Internal
Revenue Code unless such individual or the individual's  immediate  family (spouse,  brothers,  sisters and immediate  descendants) own directly or indirectly in the aggregate more than 50% in value of the equity of a corporation  or  partnership  which is a "substantial user" of a facility financed from the proceeds of exempt facility bonds.

         |X|  Municipal  Notes.  Municipal  securities  having a  maturity  (when the  security  is  issued)  of less than one year are generally known as municipal  notes.  Municipal notes generally are used to provide for short-term  working capital needs.  Some of the types of municipal notes the Fund can invest in are described below.

           |_| Tax  Anticipation  Notes.  These are issued to finance  working  capital needs of  municipalities.  Generally,  they are issued in anticipation  of various  seasonal tax revenue,  such as income,  sales,  use or other business  taxes,  and are payable from these specific future taxes.

           |_| Revenue  Anticipation  Notes.  These are notes  issued in  expectation  of receipt of other  types of  revenue,  such as
Federal revenues available under Federal revenue-sharing programs.

           |_| Bond Anticipation  Notes. Bond anticipation notes are issued to provide interim financing until long-term  financing can be arranged. The long-term bonds that are issued typically also provide the money for the repayment of the notes.

           |_|  Construction  Loan Notes.  These are sold to provide project  construction  financing until permanent  financing can be secured.  After successful  completion and acceptance of the project, it may receive permanent financing through public agencies,  such as the Federal Housing Administration.

         |X| Tax Exempt  Commercial  Paper.  This type of  short-term  obligation  (usually  having a maturity  of 270 days or less) is issued by a municipality to meet current working capital needs.

         |X| Municipal  Lease  Obligations.  The Fund's  investments in municipal  lease  obligations  may be through  certificates  of participation  that are  offered to  investors  by public  entities.  Municipal  leases may take the form of a lease or an  installment purchase  contract  issued by a state or local  government  authority  to obtain  funds to  acquire a wide  variety  of  equipment  and facilities.

         Some  municipal  lease  securities may be deemed to be "illiquid"  securities.  Their purchase by the Fund would be limited as described  below in  "Illiquid  Securities."  From time to time the Fund may invest more than 5% of its net assets in  municipal  lease obligations  that the Manager has determined to be liquid under guidelines set by the Board of Trustees.  Those guidelines  require the
Manager to evaluate:

         |_| the frequency of trades and price quotations for such securities;
         |_| the number of dealers or other potential buyers willing to purchase or sell such securities;
         |_| the availability of market-makers; and
         |_| the nature of the trades for such securities.

         Municipal leases have special risk  considerations.  Although lease obligations do not constitute  general  obligations of the municipality  for which the  municipality's  taxing power is pledged,  a lease  obligation is ordinarily  backed by the  municipality's covenant to budget for,  appropriate and make the payments due under the lease obligation.  However,  certain lease obligations contain
"non-appropriation"  clauses which provide that the  municipality has no obligation to make lease or installment  purchase  payments in future years unless money is appropriated  for that purpose on a yearly basis.  While the obligation  might be secured by the lease, it might be difficult to dispose of that property in case of a default.

         Projects financed with  certificates of participation  generally are not subject to state  constitutional  debt limitations or other statutory  requirements that may apply to other municipal securities.  Payments by the public entity on the obligation underlying the certificates are derived from available  revenue sources.  That revenue might be diverted to the funding of other municipal service projects.  Payments of interest  and/or  principal  with  respect to the  certificates  are not  guaranteed  and do not  constitute  an obligation of a state or any of its political subdivisions.

         In  addition  to the risk of  "non-appropriation,"  municipal  lease  securities  do not  have as  highly  liquid a market  as conventional  municipal  bonds.  Municipal  leases,  like other municipal debt  obligations,  are subject to the risk of non-payment of interest or  repayment of principal  by the issuer.  The ability of issuers of  municipal  leases to make timely lease  payments may be adversely  affected in general economic  downturns and as relative  governmental cost burdens are reallocated among federal,  state and local  governmental  units. A default in payment of income would result in a reduction of income to the Fund. It could also result in a reduction in the value of the municipal  lease and that, as well as a default in repayment of principal,  could result in a decrease in the net asset value of the Fund.  While the Fund holds such  securities,  the Manager will also evaluate the likelihood of a continuing market for these securities and their credit quality.

         |X| Duration of the Fund's  Portfolio.  The Fund can invest in debt  securities  of any maturity or duration but currently has an  operating  policy to maintain a  dollar-weighted  average  effective  portfolio  duration of 4.5 to 8 years.  The goal is to try to manage the  sensitivity of the Fund's  portfolio to changes in interest  rates,  and in doing so to manage the volatility of the Fund's share prices in response to those  changes.  However,  unanticipated  events may change the effective  duration of a security after the
Fund buys it, and there can be no assurance that the Fund will achieve its targeted duration at all times.

         The Manager  determines the effective  duration of debt  obligations  purchased by the Fund  considering  various factors that apply to a particular  type of debt  obligation,  including  those  described  below.  Duration is a measure of the expected  life of a security on a  current-value  basis  expressed in years,  using  calculations  that  consider the  security's  yield,  coupon  interest payments, final maturity and call features.

         While a debt  security's  maturity  can be used to measure  the  sensitivity  of the  security's  price to changes in interest rates,  the term to maturity of a security does not take into account the pattern (or expected  pattern) of the security's  payments of interest or principal  prior to maturity.  Duration,  on the other hand,  measures the length of the time  interval from the present to the time when the interest and principal  payments are scheduled to be received (or, in the case of a callable bond,  when the interest payments  are  expected to be  received).  Duration  calculations  weigh them by the  present  value of the cash to be received at each future point in time.  If the interest  payments on a debt  security  occur prior to the  repayment of  principal,  the duration of the security is less than its stated maturity. For zero-coupon securities, duration and term to maturity are equal.

         Absent  other  factors,  the lower the stated or coupon rate of interest on a debt  security or the longer the maturity or the lower the  yield-to-maturity  of the debt  security,  the longer the  duration of the  security.  Conversely,  the higher the stated or coupon rate of interest,  the shorter the maturity or the higher the yield-to-maturity of a debt security,  the shorter the duration of the security.

         Futures,  options  and  options  on futures in  general  have  duration's  that are  closely  related to the  duration  of the securities  that  underlie  them.  Holding  long  futures  positions or call option  positions  (backed by liquid  assets) will tend to lengthen the portfolio's duration.

         In some cases the  standard  effective  duration  calculation  does not  properly  reflect  the  interest  rate  exposure of a security.  For example,  floating  and variable  rate  securities  often have final  maturities  of ten or more years.  However,  their exposure to interest rate changes  corresponds  to the frequency of the times at which their  interest  coupon rate is reset.  In these and other  similar  situations,  the Manager will use other  analytical  techniques  that consider the economic life of the security as well as relevant macroeconomic factors in determining the Fund's effective duration.

         |X| Ratings of Municipal  Securities.  Ratings by ratings  organizations such as Moody's Investors Service,  Standard & Poor's
Ratings Service and Fitch, Inc.  represent the respective  rating agency's  opinions of the credit quality of the municipal  securities they undertake to rate. However,  their ratings are general opinions and are not guarantees of quality.  Municipal securities that have the same maturity,  coupon and rating may have  different  yields,  while other  municipal  securities  that have the same maturity and coupon but different ratings may have the same yield.

         Subsequent  to its  purchase by the Fund, a municipal  security  may cease to be rated or its rating may be reduced  below the minimum  required for purchase by the Fund.  Neither event  requires the Fund to sell the security,  but the Manager will consider such events in determining  whether the Fund should continue to hold the security.  To the extent that ratings given by Moody's,  Standard &
Poor's,  or Fitch change as a result of changes in those rating  organizations  or their rating  systems,  the Fund will attempt to use comparable ratings as standards for investments in accordance with the Fund's investment policies.

         The Fund can buy municipal  securities that are  "pre-refunded."  The issuer's  obligation to repay the principal value of the security is  generally  collateralized  with U.S.  government  securities  placed in an escrow  account.  This causes the  pre-refunded security to have essentially the same risks of default as a AAA-rated security.

         The rating  definitions of Moody's,  Standard & Poor's and Fitch for municipal  securities are contained in Appendix A to this
Statement of Additional  Information.  The Fund can purchase securities that are unrated by nationally recognized rating organizations.
The Manager will make its own assessment of the credit  quality of unrated issues the Fund buys. The Manager will use criteria  similar to those used by the rating  agencies,  and assign a rating  category to a security that is  comparable to what the Manager  believes a rating  agency  would  assign to that  security.  However,  the  Manager's  rating does not  constitute a guarantee of the quality of a particular issue.

         |_| Special Risk of  Lower-Grade  Securities.  Lower grade  securities  may have a higher yield than  securities  rated in the higher rating categories.  In addition to having a greater risk of default than higher-grade securities,  there may be less of a market for these  securities.  As a result they may be harder to sell at an acceptable  price. The additional risks mean that the Fund may not receive  the  anticipated  level of income  from these  securities,  and the Fund's net asset  value may be affected by declines in the value of lower-grade  securities.  However,  because the added risk of lower quality securities might not be consistent with the Fund's policy of  preservation  of capital,  the Fund limits its  investments in lower quality  securities.  While  securities  rated "Baa" by
Moody's  or "BBB" by  Standard  & Poor's,  are  investment  grade,  they may be  subject  to  special  risks and have some  speculative characteristics.

Other  Investment  Techniques and Strategies.  In seeking its objective,  the Fund may from time to time employ the types of investment strategies  and  investments  described  below.  It is not required to use all of the  strategies at all times and at times may not use them.

         |X| Floating Rate and Variable Rate Obligations.  Variable rate demand  obligations have a demand feature that allows the Fund to tender the  obligation to the issuer or a third party prior to its maturity.  The tender may be at par value plus accrued  interest, according to the terms of the obligation.

         The interest rate on a floating  rate demand note is based on a stated  prevailing  market rate,  such as a bank's prime rate, the 91-day U.S.  Treasury  Bill rate,  or some other  standard,  and is adjusted  automatically  each time such rate is  adjusted.  The interest  rate on a variable  rate  demand note is also based on a stated  prevailing  market  rate but is  adjusted  automatically  at specified  intervals of not less than one year.  Generally,  the changes in the interest rate on such securities reduce the fluctuation in their market value.  As interest rates decrease or increase,  the potential for capital  appreciation  or  depreciation is less than that for fixed-rate  obligations of the same maturity.  The Manager may determine that an unrated floating rate or variable rate demand obligation  meets the Fund's  quality  standards  by reason of being  backed by a letter of credit or  guarantee  issued by a bank that meets those quality standards.

         Floating rate and variable  rate demand notes that have a stated  maturity in excess of one year may have features that permit the holder to recover the principal amount of the underlying  security at specified  intervals not exceeding one year and upon not more than 30 days' notice.  The issuer of that type of note normally has a corresponding  right in its discretion,  after a given period, to prepay the outstanding  principal  amount of the note plus accrued  interest.  Generally the issuer must provide a specified  number of days' notice to the holder.

         |X| Inverse Floaters and Other Derivative Investments.  Inverse floaters may offer relatively high current income,  reflecting the spread between  long-term and short-term tax exempt interest rates. As long as the municipal yield curve remains  relatively  steep and short-term  rates remain  relatively  low,  owners of inverse  floaters will have the  opportunity to earn interest at above-market rates because they receive  interest at the higher  long-term rates but have paid for bonds with lower  short-term  rates. If the yield curve flattens and shifts upward,  an inverse  floater will lose value more quickly than a conventional  long-term  bond. The Fund will invest in inverse floaters to seek higher  tax-exempt  yields than are available from fixed-rate bonds that have comparable  maturities and credit  ratings.  In some cases the holder of an inverse  floater may have an option to convert the floater to a  fixed-rate  bond, pursuant to a "rate-lock option."

         Some inverse  floaters  have a feature known as an interest  rate "cap" as part of the terms of the  investment.  Investing in inverse  floaters that have  interest  rate caps might be part of a portfolio  strategy to try to maintain a high current yield for the
Fund when the Fund has  invested  in inverse  floaters  that  expose the Fund to the risk of  short-term  interest  rate  fluctuations.
"Embedded"  caps can be used to hedge a portion  of the  Fund's  exposure  to rising  interest  rates.  When  interest  rates  exceed a pre-determined  rate, the cap generates  additional  cash flows that offset the decline in interest rates on the inverse  floater,  and the hedge is successful.  However,  the Fund bears the risk that if interest rates do not rise above the  pre-determined  rate, the cap
(which is purchased for additional cost) will not provide additional cash flows and will expire worthless.

         Inverse floaters are a form of derivative investment.  Certain derivatives,  such as options,  futures, indexed securities and entering into swap agreements,  can be used to increase or decrease the Fund's exposure to changing security prices,  interest rates or other  factors that affect the value of  securities.  However,  these  techniques  could  result in losses to the Fund,  if the Manager judges  market  conditions  incorrectly  or employs a strategy that does not correlate  well with the Fund's other  investments.  These techniques  can cause  losses if the  counterparty  does not perform  its  promises.  An  additional  risk of  investing  in  municipal securities  that are  derivative  investments  is that their market  value could be expected to vary to a much greater  extent than the market value of municipal  securities that are not derivative  investments but have similar credit quality,  redemption  provisions and maturities.

         |X| "When-Issued" and  "Delayed-Delivery"  Transactions.  The Fund can purchase  securities on a "when-issued"  basis, and may purchase or sell such securities on a "delayed-delivery"  (or "forward commitment") basis.  "When-issued" or "delayed-delivery"  refers to  securities  whose terms and  indenture  are  available  and for which a market  exists,  but which are not  available for immediate delivery.

         When such  transactions  are  negotiated  the price  (which is  generally  expressed  in yield terms) is fixed at the time the commitment is made.  Delivery and payment for the securities  take place at a later date.  Normally the  settlement  date is within six months of the purchase of municipal bonds and notes.  However,  the Fund may, from time to time, purchase municipal securities having a settlement  date more than six months and  possibly as long as two years or more after the trade date.  The  securities  are subject to change in value from market  fluctuation  during the settlement  period. The value at delivery may be less than the purchase price. For example,  changes in interest rates in a direction  other than that expected by the Manager before  settlement will affect the value of such  securities  and may cause  loss to the Fund.  No income  begins to accrue to the Fund on a  when-issued  security  until the Fund receives the security at settlement of the trade.

         The Fund will engage in when-issued  transactions in order to secure what is considered to be an advantageous  price and yield at the time of entering into the obligation.  When the Fund engages in when-issued or delayed-delivery  transactions,  it relies on the buyer or seller,  as the case may be, to complete the  transaction.  Its failure to do so may cause the Fund to lose the opportunity to obtain the security at a price and yield it considers advantageous.

         When the Fund engages in when-issued  and  delayed-delivery  transactions,  it does so for the purpose of acquiring or selling securities  consistent with its investment  objective and policies or for delivery  pursuant to options  contracts it has entered into, and not for the  purposes  of  investment  leverage.  Although  the Fund will  enter  into  when-issued  or  delayed-delivery  purchase transactions to acquire  securities,  the Fund may dispose of a commitment  prior to settlement.  If the Fund chooses to dispose of the right to acquire a when-issued  security prior to its  acquisition  or to dispose of its right to deliver or receive  against a forward commitment, it may incur a gain or loss.

         At the time the Fund makes a  commitment  to purchase or sell a security on a  when-issued  or forward  commitment  basis,  it records the transaction on its books and reflects the value of the security purchased.  In a sale transaction,  it records the proceeds to be received,  in determining  its net asset value.  The Fund will identify on its books liquid assets at least equal to the value of purchase commitments until the Fund pays for the investment.

         When-issued  transactions  and  forward  commitments  can be used by the  Fund  as a  defensive  technique  to  hedge  against anticipated  changes in interest  rates and prices.  For instance,  in periods of rising  interest rates and falling  prices,  the Fund might sell securities in its portfolio on a forward  commitment  basis to attempt to limit its exposure to anticipated  falling prices.
In periods of falling  interest  rates and rising  prices,  the Fund might sell  portfolio  securities and purchase the same or similar securities on a when-issued or forward commitment basis, to obtain the benefit of currently higher cash yields.

         |X| Puts and Standby  Commitments.  When the Fund buys a municipal  security subject to a standby commitment to repurchase the security,  the Fund is entitled to same-day  settlement from the purchaser.  The Fund receives an exercise price equal to the amortized cost of the underlying  security plus any accrued  interest at the time of exercise.  A put purchased in  conjunction  with a municipal security enables the Fund to sell the underlying security within a specified period of time at a fixed exercise price.

         The Fund might  purchase a standby  commitment  or put  separately  in cash or it might  acquire the  security  subject to the standby commitment or put (at a price that reflects that additional feature).

         The Fund will enter into these  transactions only with banks and securities  dealers that, in the Manager's  opinion,  present minimal credit risks.  The Fund's ability to exercise a put or standby  commitment  will depend on the ability of the bank or dealer to pay for the  securities if the put or standby  commitment is exercised.  If the bank or dealer should  default on its  obligation,  the
Fund might not be able to recover all or a portion of any loss sustained from having to sell the security elsewhere.

         Puts and standby  commitments are not transferable by the Fund. They terminate if the Fund sells the underlying  security to a third party. The Fund intends to enter into these  arrangements to facilitate  portfolio  liquidity,  although such arrangements  might enable the Fund to sell a security at a pre-arranged  price that may be higher than the prevailing  market price at the time the put or standby commitment is exercised.  However,  the Fund might refrain from exercising a put or standby commitment if the exercise price is significantly  higher  than the  prevailing  market  price,  to avoid  imposing a loss on the seller that could  jeopardize  the Fund's business relationships with the seller.

         A put or standby  commitment  increases the cost of the security and reduces the yield otherwise  available from the security.
Any consideration paid by the Fund for the put or standby  commitment will be reflected on the Fund's books as unrealized  depreciation while the put or standby  commitment is held, and a realized gain or loss when the put or commitment is exercised or expires.  Interest income  received by the Fund from municipal  securities  subject to puts or stand-by  commitments  may not qualify as tax exempt in its hands if the terms of the put or  stand-by  commitment  cause the Fund not to be treated as the tax owner of the  underlying  municipal securities.

         |X|  Repurchase  Agreements.  The Fund may acquire  securities  subject to repurchase  agreements.  It may do so for liquidity purposes to meet  anticipated  redemptions  of Fund shares,  or pending the  investment of the proceeds  from sales of Fund shares,  or pending the settlement of portfolio securities transactions.

         In a repurchase  transaction,  the Fund acquires a security  from,  and  simultaneously  resells it to an approved  vendor for delivery on an agreed  upon  future  date.  The resale  price  exceeds the  purchase  price by an amount that  reflects an  agreed-upon interest rate effective for the period during which the repurchase  agreement is in effect.  Approved  vendors include U.S.  commercial banks,  U.S.  branches of foreign banks or broker-dealers  that have been designated a primary dealer in government  securities,  which meet the credit requirements set by the Fund's Board of Trustees from time to time.

         The majority of these  transactions run from day to day.  Delivery  pursuant to resale typically will occur within one to five days of the purchase.  Repurchase  agreements  having a maturity beyond seven days are subject to the Fund's limits on holding illiquid investments.  The Fund will not enter into  transactions  that will cause  more than 25% of the  Fund's  total  assets to be subject to repurchase agreements.

         Repurchase  agreements,  considered "loans" under the Investment  Company Act, are collateralized by the underlying  security.
The Fund's repurchase  agreements  require that at all times while the repurchase  agreement is in effect,  the collateral's value must equal or exceed the repurchase price to fully collateralize the repayment obligation.
         The Manager will monitor the vendor's  creditworthiness  to confirm that the vendor is financially sound and will continuously monitor the  collateral's  value.  However,  if the vendor fails to pay the resale price on the delivery date, the Fund may incur costs in disposing of the collateral and may experience losses if there is any delay in its ability to do so.

         |X| Illiquid and  Restricted  Securities.  To enable the Fund to sell its  holdings of a  restricted  security not  registered under the  Securities  Act of 1933,  the Fund might have to cause those  securities  to be  registered.  The  expenses  of  registering restricted  securities  may be  negotiated  by the Fund with the  issuer at the time the Fund buys the  securities.  When the Fund must arrange  registration  because the Fund wishes to sell the security,  a considerable period may elapse between the time the decision is made to sell the  security  and the time the  security is  registered  so that the Fund could sell it. The Fund would bear the risks of any downward price fluctuation during that period.

         The Fund has  percentage  limitations  that  apply to  purchases  of  restricted  and  illiquid  securities,  as stated in the
Prospectus.  Those  percentage  restrictions do not limit purchases of restricted  securities that are eligible for resale to qualified institutional  purchasers  pursuant to Rule 144A under the Securities Act of 1933,  provided that those securities have been determined to be liquid by the Board of Trustees of the Fund or by the Manager.  Those  guidelines take into account the trading activity for such securities and the  availability of reliable  pricing  information,  among other factors.  If there is a lack of trading  interest in a particular Rule 144A security, the Fund's holding of that security may be deemed to be illiquid.

         The Fund can also acquire restricted  securities through private  placements.  Those securities have contractual  restrictions on their public resale.  Those  restrictions might limit the Fund's ability to dispose of the securities and might lower the amount the
Fund could realize upon the sale.

         |X| Loans of Portfolio  Securities.  To attempt to raise income or raise cash for  liquidity  purposes,  the Fund may lend its portfolio securities to brokers,  dealers and other financial institutions.  There are risks in connection with securities lending. The
Fund might  experience a delay in receiving  additional  collateral to secure a loan, or a delay in recovery of the loaned  securities.
The Fund presently does not intend to lend  securities;  but if it does,  these loans cannot exceed 5% of the value of the Fund's total assets. Income from securities loans does not constitute exempt-interest income for the purpose of paying tax-exempt dividends.

         The Fund must receive collateral for a loan. Under current applicable  regulatory  requirements (which are subject to change), on each business day the loan  collateral must be at least equal to the value of the loaned  securities.  It must consist of cash, bank letters of credit,  securities of the U.S.  government or its agencies or  instrumentalities,  or other cash  equivalents  in which the
Fund is permitted to invest.  To be acceptable  as  collateral,  letters of credit must obligate a bank to pay amounts  demanded by the
Fund if the demand meets the terms of the letter.  The terms of the letter of credit and the issuing bank both must be  satisfactory to the Fund.

         When it lends  securities,  the Fund receives  amounts equal to the  dividends or interest on the loaned  securities.  It also receives one or more of (a) negotiated  loan fees, (b) interest on securities  used as collateral,  and (c) interest on short-term debt securities  purchased with the loan  collateral.  Either type of interest may be shared with the borrower.  The Fund may pay reasonable finder's,  administrative  or other fees in connection with these loans. The terms of the Fund's loans must meet applicable tests under the  Internal  Revenue  Code and must permit the Fund to  reacquire  loaned  securities  on five days' notice or in time to vote on any important matter.

         |X| Hedging.  The Fund can use hedging to attempt to protect against declines in the market value of its portfolio,  to permit the Fund to retain unrealized gains in the value of portfolio  securities that have appreciated,  or to facilitate  selling  securities for investment reasons. To do so the Fund could:

         |_|  sell interest rate futures or municipal bond index futures,
         |_|  buy puts on such futures or securities, or
         |_|  write  covered  calls on  securities,  interest  rate futures or municipal  bond index  futures.  The Fund can also write covered  calls on debt  securities  to attempt to  increase  the  Fund's  income,  but that  income  would not be  tax-exempt.
         Therefore it is unlikely that the Fund would write covered calls for that purpose.

         The Fund can also use hedging to establish a position in the debt securities  market as a temporary  substitute for purchasing individual  debt  securities.  In that case the Fund would  normally seek to purchase the  securities,  and then terminate that hedging position. For this type of hedging, the Fund could:
         |_|  buy interest rate futures or municipal bond index futures, or
         |_|  buy calls on such futures or on securities.

         The Fund is not obligated to use hedging  instruments,  even though it is permitted to use them in the  Manager's  discretion, as described  below.  The Fund's  strategy of hedging with futures and options on futures will be incidental  to the Fund's  investment activities in the underlying  cash market.  The  particular  hedging  instruments  the Fund can use are described  below.  The Fund may employ new hedging  instruments  and strategies  when they are developed,  if those  investment  methods are consistent with the Fund's investment  objective,  are  approved  by its Board,  and are  permissible  under the Fund's  investment  restrictions  and  applicable regulations.

           |_| Futures.  The Fund can buy and sell futures  contracts  relating to debt  securities  (these are called  "interest  rate futures") and municipal bond indices (these are referred to as "municipal bond index  futures"),  but only as a hedge against  interest rate changes.

         An interest  rate future  obligates the seller to deliver (and the purchaser to take) cash or a specific type of debt security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the futures position.

         A "municipal bond index" assigns  relative  values to the municipal  bonds in the index,  and is used as the basis for trading long-term  municipal bond futures  contracts.  Municipal bond index futures are similar to interest rate futures except that settlement is made only in cash. The obligation under the contract may also be satisfied by entering into an offsetting  contract.  The strategies which the Fund employs in using municipal bond index futures are similar to those with regard to interest rate futures.

         No money is paid by or  received by the Fund on the  purchase  or sale of a futures  contract.  Upon  entering  into a futures transaction,  the Fund will be required to deposit an initial margin  payment in cash or U.S.  government  securities  with the futures commission  merchant (the "futures  broker").  Initial margin  payments will be deposited with the Fund's  custodian bank in an account registered in the futures  broker's  name.  However,  the futures  broker can gain access to that account only under certain  specified conditions.  As the future is marked to market  (that is, its value on the Fund's  books is changed)  to reflect  changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker daily.

         At any time  prior to the  expiration  of the  future,  the Fund may elect to close  out its  position  by taking an  opposite position at which time a final  determination  of variation margin is made and additional cash is required to be paid by or released to the Fund. Any gain or loss is then realized by the Fund on the Future for tax purposes.  Although  interest rate futures by their terms call for settlement by the delivery of debt  securities,  in most cases the  obligation is fulfilled  without such delivery by entering into an offsetting  transaction.  All futures  transactions are effected through a clearing house associated with the exchange on which the contracts are traded.

         The Fund may concurrently buy and sell futures  contracts in a strategy  anticipating  that the future the Fund purchased will perform  better than the future the Fund sold.  For  example,  the Fund might buy  municipal  bond futures and  concurrently  sell U.S.
Treasury bond futures (a type of interest rate future).  The Fund would benefit if municipal bonds outperform U.S.  Treasury bonds on a duration-adjusted  basis. There are risks that this type of futures strategy will not be successful.  U.S. Treasury bonds might perform better on a  duration-adjusted  basis than municipal bonds,  and the assumptions  about duration that were used might be incorrect (for example, the duration of municipal bonds relative to U.S. Treasury bonds might turn out to be greater than anticipated).

           |_| Put and Call  Options.  The Fund  can buy and  sell  certain  kinds of put  options  (puts)  and call  options  (calls), including index options, securities options and options on futures. These strategies are described below.
           |_| Writing Covered Call Options.  The Fund can write (that is, sell) call options.  Calls the Fund sells may be listed on a securities or commodities  exchange or quoted on NASDAQ, the automated  quotation system of The Nasdaq Stock Market,  Inc. or traded in the  over-the-counter  market.  Each call the Fund writes must be "covered" while it is  outstanding.  That means the Fund must own the investment on which the call was written.  The Fund may write calls on futures  contracts,  but if it does not own the futures contract or  deliverable  securities,  these calls must be covered by  securities  or other liquid  assets that the Fund owns and  segregates to enable it to satisfy its obligations if the call is exercised. Up to 20% of the Fund's total assets may be subject to calls.

         When the Fund writes a call on a security,  it receives cash (a premium).The Fund agrees to sell the underlying  investment to a purchaser of a corresponding  call on the same security  during the call period at a fixed exercise price  regardless of market price changes  during the call period.  The call period is usually not more than nine months.  The exercise  price may differ from the market price of the underlying  security.  The Fund has retained the risk of loss that the price of the underlying security may decline during the call  period.  That risk may be offset to some extent by the premium the Fund  receives.  If the value of the  investment  does not rise above the call price,  it is likely that the call will lapse  without being  exercised.  In that case the Fund would keep the cash premium and the investment.

         When the Fund writes a call on an index,  it receives cash (a premium).  If the buyer of the call  exercises it, the Fund will pay an amount of cash  equal to the  difference  between  the  closing  price of the call and the  exercise  price,  multiplied  by the specified  multiple  that  determines  the  total  value of the call for each  point  of  difference.  If the  value of the  underlying investment  does not rise above the call price,  it is likely that the call will lapse without being  exercised.  In that case the Fund would keep the cash premium.

         The Fund's  custodian  bank, or a securities  depository  acting for the custodian  bank,  will act as the Fund's escrow agent through the facilities of the Options Clearing  Corporation  ("OCC"),  as to the investments on which the Fund has written calls traded on exchanges,  or as to other acceptable escrow  securities.  In that way, no margin will be required for such  transactions.  OCC will release the securities on the expiration of the calls or upon the Fund's entering into a closing purchase transaction.

         When the Fund writes an  over-the-counter  ("OTC") option,  it will enter into an arrangement  with a primary U.S.  Government securities  dealer which will establish a formula price at which the Fund will have the absolute  right to repurchase  that OTC option.
The formula price would  generally be based on a multiple of the premium  received for the option,  plus the amount by which the option is exercisable below the market price of the underlying security (that is, the option is  "in-the-money").  When the Fund writes an OTC option, it will treat as illiquid (for purposes of its restriction on illiquid  securities) the mark-to-market  value of any OTC option held by it, unless the option is subject to a buy-back  agreement by the executing  broker.  The Securities and Exchange  Commission is evaluating whether OTC options should be considered liquid securities.  The procedure  described above could be affected by the outcome of that evaluation.

         To terminate  its  obligation  on a call it has written,  the Fund may purchase a  corresponding  call in a "closing  purchase transaction."  The Fund will then  realize a profit or loss,  depending  upon  whether the net of the amount of the option  transaction costs and the premium  received on the call the Fund wrote was more or less than the price of the call the Fund  purchased to close out the transaction.  A profit may also be realized if the call lapses unexercised,  because the Fund retains the underlying investment and the premium  received.  Any such profits are considered  short-term  capital gains for Federal tax purposes,  as are premiums on lapsed calls. When distributed by the Fund they are taxable as ordinary income.

         The Fund may also write calls on futures  contracts  without owning the futures contract or securities  deliverable  under the contract.  To do so, at the time the call is  written,  the Fund must  cover the call by  segregating  in escrow an  equivalent  dollar value of liquid assets.  The Fund will segregate  additional  liquid assets if the value of the escrowed assets drops below 100% of the current value of the future.  Because of this escrow  requirement,  in no circumstances  would the Fund's receipt of an exercise notice as to that future put the Fund in a "short" futures position.

           |_| Writing Put Options.  The Fund can sell put options.  A put option on securities  gives the purchaser the right to sell, and the writer the  obligation to buy, the  underlying  investment at the exercise  price during the option  period.  The Fund will not write puts if, as a result, more than 20% of the Fund's total assets would be required to be segregated to cover such put options.

         If the Fund  writes a put,  the put must be covered by liquid  assets  identified  on the Fund's  books.  The premium the Fund receives  from writing a put  represents a profit,  as long as the price of the  underlying  investment  remains  equal to or above the exercise  price of the put.  However,  the Fund also assumes the obligation  during the option period to buy the underlying  investment from the buyer of the put at the exercise  price,  even if the value of the  investment  falls below the exercise  price.  If a put the
Fund has written expires  unexercised,  the Fund realizes a gain in the amount of the premium less the transaction  costs incurred.  If the put is exercised,  the Fund must fulfill its obligation to purchase the  underlying  investment at the exercise  price.  That price will  usually  exceed  the  market  value of the  investment  at that  time.  In that  case,  the Fund may incur a loss if it sells the underlying  investment.  That loss will be equal to the sum of the sale price of the  underlying  investment  and the premium  received minus the sum of the exercise price and any transaction costs the Fund incurred.

         When writing a put option on a security,  to secure its  obligation to pay for the  underlying  security the Fund will deposit in escrow liquid  assets with a value equal to or greater than the exercise  price of the  underlying  securities.  The Fund  therefore forgoes the opportunity of investing the segregated assets or writing calls against those assets.

         As long as the Fund's  obligation  as the put writer  continues,  it may be assigned an exercise  notice by the  broker-dealer through  which the put was sold.  That notice will require the Fund to take  delivery of the  underlying  security and pay the exercise price. The Fund has no control over when it may be required to purchase the underlying  security,  since it may be assigned an exercise notice at any time prior to the termination of its obligation as the writer of the put. That  obligation  terminates upon expiration of the put. It may also  terminate  if,  before it receives  an  exercise  notice,  the Fund  effects a closing  purchase  transaction  by purchasing  a put of the same  series as it sold.  Once the Fund has been  assigned  an  exercise  notice,  it cannot  effect a closing purchase transaction.

         The Fund may decide to effect a closing  purchase  transaction to realize a profit on an outstanding put option it has written or to prevent the  underlying  security from being put.  Effecting a closing  purchase  transaction  will also permit the Fund to write another put option on the  security,  or to sell the security and use the proceeds from the sale for other  investments.  The Fund will realize a profit or loss from a closing  purchase  transaction  depending on whether the cost of the  transaction  is less or more than the premium  received from writing the put option.  Any profits from writing puts are considered  short-term  capital gains for Federal tax purposes, and when distributed by the Fund, are taxable as ordinary income.

           |_| Purchasing Calls and Puts. The Fund can buy calls on securities,  broadly-based  municipal bond indices,  municipal bond index futures and interest rate futures.  It can also buy calls to close out a call it has written,  as discussed above. Calls the Fund buys may be listed on a securities or commodities  exchange,  or quoted on NASDAQ, or traded in the over-the-counter  market. A call or put  option may not be  purchased  if the  purchase  would  cause the value of all the Fund's put and call  options to exceed 5% of its total assets.

         When the Fund  purchases a call (other than in a closing  purchase  transaction),  it pays a premium.  For calls on securities that the Fund buys, it has the right to buy the underlying  investment  from a seller of a  corresponding  call on the same  investment during  the call  period  at a fixed  exercise  price.  The Fund  benefits  only if (1) the call is sold at a profit or (2) the call is exercised when the market price of the  underlying  investment is above the sum of the exercise  price plus the  transaction  costs and premium paid for the call. If the call is not either  exercised or sold (whether or not at a profit),  it will become  worthless at its expiration date. In that case the Fund will lose its premium payment and the right to purchase the underlying investment.

         The Fund can buy puts on debt securities,  municipal bond indices, and interest rate or municipal bond index futures,  whether or not it owns the underlying  investment.  When the Fund purchases a put, it pays a premium and, except as to puts on indices, has the right to sell the underlying  investment to a seller of a put on a corresponding  investment  during the put period at a fixed exercise price. Puts on municipal bond indices are settled in cash.

         Buying a put on an  investment  the Fund does not own (such as an index or future)  permits  the Fund either to resell the put or to buy the  underlying  investment  and sell it at the  exercise  price.  The resale  price will vary  inversely to the price of the underlying  investment.  If the market price of the underlying  investment is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date.

         Buying a put on a debt  security,  interest  rate  future or  municipal  bond index  future the Fund owns  enables the Fund to protect itself during the put period against a decline in the value of the  underlying  investment  below the exercise price by selling the investment at the exercise  price to a seller of  corresponding  put. If the market price of the underlying  investment is equal to or above the exercise  price and, as a result,  the put is not  exercised or resold,  the put will become  worthless at its  expiration date. In that case the Fund will,  have paid the premium but lost the right to sell the underlying  investment.  However,  the Fund may sell the put prior to its expiration. That sale may or may not be at a profit.

           |_| Risks of Hedging with Options and Futures.  The use of hedging  instruments  requires  special  skills and  knowledge of investment  techniques  that are  different  than what is required  for normal  portfolio  management.  If the  Manager  uses a hedging instrument at the wrong time or judges market conditions incorrectly, hedging strategies may reduce the Fund's returns.

         The Fund's option  activities  could affect its  portfolio  turnover  rate and  brokerage  commissions.  The exercise of calls written by the Fund may cause the Fund to sell related  portfolio  securities,  thus  increasing its turnover rate. The exercise by the
Fund of puts on  securities  will cause the sale of  underlying  investments,  increasing  portfolio  turnover.  Although  the decision whether to exercise a put it holds is within the Fund's  control,  holding a put might  cause the Fund to sell the related  investments for reasons that would not exist in the absence of the put.

         The Fund  could pay a  brokerage  commission  each time it buys a call or put,  sells a call,  or buys or sells an  underlying investment  in  connection  with the  exercise  of a call or put.  Such  commissions  might be  higher  on a  relative  basis  than the commissions  for direct  purchases  or sales of the  underlying  investments.  Premiums  paid for  options are small in relation to the market value of the underlying  investments.  Consequently,  put and call options offer large amounts of leverage. The leverage offered by trading in  options  could  result in the Fund's net asset  value  being more  sensitive  to changes in the value of the  underlying investment.

         If a covered call written by the Fund is exercised on an  investment  that has  increased in value,  the Fund will be required to sell the  investment  at the call price.  It will not be able to realize any profit if the  investment  has increased in value above the call price.

         There is a risk in using short hedging by selling  interest rate futures and municipal  bond index futures or purchasing  puts on municipal bond indices or futures to attempt to protect  against  declines in the value of the Fund's  securities.  The risk is that the prices of such futures or the applicable  index will correlate  imperfectly  with the behavior of the cash (that is, market) prices of the Fund's  securities.  It is possible for example,  that while the Fund has used hedging  instruments in a short hedge, the market might advance and the value of debt  securities  held in the Fund's  portfolio  might decline.  If that  occurred,  the Fund would lose money on the hedging  instruments and also experience a decline in value of its debt securities.  However,  while this could occur over a brief period or to a very small degree,  over time the value of a diversified  portfolio of debt  securities will tend to move in the same direction as the indices upon which the hedging instruments are based.

         The risk of imperfect  correlation  increases as the composition of the Fund's portfolio diverges from the securities included in the applicable  index.  To compensate for the imperfect  correlation of movements in the price of debt  securities  being hedged and movements in the price of the hedging  instruments,  the Fund might use hedging  instruments in a greater dollar amount than the dollar amount of debt securities being hedged.  It might do so if the historical  volatility of the prices of the debt securities being hedged is greater than the historical volatility of the applicable index.

         The ordinary  spreads  between  prices in the cash and futures  markets are subject to  distortions  due to differences in the natures of those markets.  All participants in the futures markets are subject to margin deposit and maintenance  requirements.  Rather than meeting additional margin deposit  requirements,  investors may close out futures contracts through offsetting  transactions which could  distort the normal  relationship  between  the cash and  futures  markets.  From the point of view of  speculators,  the deposit requirements  in the futures  markets are less  onerous  than margin  requirements  in the  securities  markets.  Therefore,  increased participation by speculators in the futures markets may cause temporary price distortions.

         The Fund can use hedging  instruments to establish a position in the municipal  securities  markets as a temporary  substitute for the purchase of individual  securities  (long  hedging).  It is possible that the market might decline.  If the Fund then concludes not to invest in such  securities  because of concerns that there might be further market  decline or for other reasons,  the Fund will realize a loss on the hedging instruments that is not offset by a reduction in the purchase price of the securities.

         An option position may be closed out only on a market that provides  secondary  trading for options of the same series.  There is no assurance that a liquid  secondary  market will exist for a particular  option.  If the Fund could not effect a closing  purchase transaction  due to a lack of a market,  it would have to hold the  callable  investment  until the call lapsed or was  exercised,  and could incur losses.

           |_| Interest Rate Swap  Transactions.  In an interest rate swap,  the Fund and another party exchange their right to receive or their  obligation  to pay interest on a security.  For example,  they may swap a right to receive  floating  rate payments for fixed rate  payments.  The Fund can enter into swaps only on securities it owns.  The Fund may not enter into swaps with respect to more than
25% of its total  assets.  Also,  the Fund will  segregate  liquid  assets (such as cash or U.S.  government  securities)  to cover any amounts it could owe under swaps that exceed the amounts it is entitled to receive,  and it will adjust that amount  daily,  as needed.
Income from interest rate swaps may be taxable.

         Swap  agreements  entail both interest rate risk and credit risk.  There is a risk that,  based on movements of interest rates in the future,  the payments  made by the Fund under a swap  agreement  will have been greater than those  received by it.  Credit risk arises from the possibility  that the  counterparty  will default.  If the  counterparty to an interest rate swap defaults,  the Fund's loss will consist of the net amount of contractual  interest payments that the Fund has not yet received.  The Manager will monitor the creditworthiness of counterparties to the Fund's interest rate swap transactions on an ongoing basis.

         The Fund can enter into swap  transactions with appropriate  counterparties  pursuant to master netting  agreements.  A master netting agreement  provides that all swaps done between the Fund and that counterparty  under the master agreement shall be regarded as parts of an integral  agreement.  If on any date amounts are payable  under one or more swap  transactions,  the net amount  payable on that date shall be paid. In addition,  the master netting  agreement may provide that if one party  defaults  generally or on one swap, the counterparty can terminate the swaps with that party.  Under master netting  agreements,  if there is a default resulting in a loss to one party,  that party's  damages are  calculated by reference to the average cost of a replacement  swap with respect to each swap.
The gains and losses on all swaps are then netted,  and the result is the counterparty's  gain or loss on termination.  The termination of all swaps and the netting of gains and losses on termination is generally referred to as "aggregation."

           |_| Regulatory Aspects of Hedging  Instruments.  When using futures and options on futures,  the Fund is required to operate within certain  guidelines and restrictions  established by the Commodity Futures Trading Commission (the "CFTC").  In particular,  the
Fund is exempted from  registration  with the CFTC as a "commodity  pool operator" if the Fund complies with the  requirements  of Rule
4.5 adopted by the CFTC.  That Rule does not limit the  percentage of the Fund's assets that may be used for Futures margin and related options premiums for a bona fide hedging  position.  However,  under the Rule the Fund must limit its aggregate  initial futures margin and related  options  premiums to no more than 5% of the Fund's net assets for hedging  strategies  that are not  considered  bona fide hedging  strategies  under the Rule.  Under the Rule, the Fund also must use short futures and options on futures  positions solely for bona fide hedging purposes within the meaning and intent of the applicable provisions of the Commodity Exchange Act.

         Transactions in options by the Fund are subject to limitations  established by the option  exchanges.  The exchanges limit the maximum  number of options  that may be written or held by a single  investor or group of  investors  acting in concert.  Those  limits apply  regardless  of whether the options were written or  purchased  on the same or  different  exchanges,  or are held in one or more accounts or through one or more  different  exchanges  or through one or more  brokers.  Thus,  the number of options that the Fund may write or hold may be affected by options  written or held by other  entities,  including  other  investment  companies  having the same advisor as the Fund (or an advisor that is an affiliate of the Fund's  advisor).  The exchanges also impose  position limits on futures transactions.  An exchange  may order the  liquidation  of positions  found to be in  violation of those limits and may impose  certain other sanctions.

         Under the  Investment  Company Act, when the Fund  purchases an interest rate future or municipal  bond index future,  it must maintain cash or readily  marketable  short-term debt instruments in an amount equal to the market value of the investments  underlying the future, less the margin deposit applicable to it.

         |X| Temporary  Defensive and Interim  Investments.  The  securities  the Fund can invest in for temporary  defensive  purposes include the following:

              |_| short-term municipal securities;
              |_| obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities;
              |_|  corporate debt securities rated within the three highest grades by a nationally recognized rating agency;
              |_|  commercial  paper  rated  "A-1" by  Standard  &  Poor's,  or  having  a  comparable  rating  by  another  nationally recognized-rating agency; and
              |_|  certificates of deposit of domestic banks with assets of $1 billion or more.

         |X| Taxable  Investments.  While the Fund can invest up to 20% of its total assets in investments that generate income subject to income  taxes,  it does not  anticipate  investing  substantial  amounts of its assets in taxable  investments  under normal  market conditions or as part of its normal trading  strategies and policies.  To the extent it invests in taxable  securities,  the Fund would not be able to meet its  objective of providing  tax exempt  income to its  shareholders.  Taxable  investments  include,  for example, hedging instruments, repurchase agreements, and some of the types of securities it would buy for temporary defensive purposes.

Investment Restrictions

         |X| What Are  "Fundamental  Policies?"  Fundamental  policies  are those  policies  that the Fund has  adopted  to govern  its investments  that can be changed only by the vote of a "majority" of the Fund's  outstanding  voting  securities.  Under the Investment
Company Act, such a "majority" vote is defined as the vote of the holders of the lesser of:

         |_|  67% or more of the shares present or represented  by proxy at a shareholder  meeting,  if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
         |_|  more than 50% of the outstanding shares.

         The Fund's  investment  objective is a fundamental  policy.  Other  policies  described in the Prospectus or this Statement of
Additional  Information are "fundamental" only if they are identified as such. The Fund's Board of Trustees can change  non-fundamental policies  without  shareholder  approval.  However,  significant  changes to investment  policies will be described in  supplements  or updates to the  Prospectus  or this  Statement of  Additional  Information,  as  appropriate.  The Fund's most  significant  investment policies are described in the Prospectus.

         |X| Does the Fund Have Additional  Fundamental  Policies?  The following  investment  restrictions are fundamental policies of the Fund:

         |_| The Fund may not borrow money,  except to the extent permitted under the 1940 Act, the rules or regulations  thereunder or any exemption  therefrom that is applicable to the Fund, as such statute,  rules or regulations may be amended or interpreted from time to time.

         |_| The Fund cannot make loans,  except to the extent  permitted  under the 1940 Act, the rules or  regulations  thereunder or any exemption  therefrom that is applicable to the Fund, as such statute,  rules or regulations may be amended or interpreted from time to time.

         |_| The Fund cannot buy  securities or other  instruments  issued or guaranteed by any one issuer if more than 5% of its total assets  would be invested in  securities  or other  instruments  of that issuer or if it would then own more than 10% of that  issuer's voting  securities.  This  limitation  applies to 75% of the Fund's  total  assets.  The limit does not apply to  securities  issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies.
         |_| The Fund  cannot  invest 25% or more of its total  assets in any one  industry.  That  limit does not apply to  securities issued or guaranteed by the U.S. government or its agencies and instrumentalities or securities issued by other investment companies.

         |_| The Fund  cannot  invest in real  estate.  However,  the Fund can  invest in  municipal  securities  or other  permissible securities or instruments secured by real estate or interests in real estate.

         |_| The Fund cannot  underwrite  securities.  A permitted  exception  is in case it is deemed to be an  underwriter  under the
Securities Act of 1933 when reselling in securities held in its portfolio.

         |_| The Fund cannot issue "senior  securities," but this does not prohibit certain  investment  activities for which assets of the Fund are designated as segregated or margin  collateral or escrow  arrangements  are established to cover the related  obligations.
Examples of those activities include borrowing money,  reverse repurchase  agreements,  delayed-delivery  and when-issued  arrangements for portfolio securities transactions, and contracts to buy or sell derivatives, hedging instruments, options or futures.

      |X| Does the Fund Have Additional  Non-Fundamental  Policies? The following investment  restrictions are not fundamental policies of the Fund:

      |_| Although  the Fund can invest 25% or more of its assets in a particular  segment of the  municipal  bond market,  it will not invest 25% or more of its total assets in industrial revenue bonds in a single industry.

      |_| The Fund will not  purchase  or retain  securities  if, as a result,  the Fund  would  have more than 5% of its total  assets invested  in  securities  of  private  issuers  having a record  of less than  three  years'  continuous  operation,  or in  industrial development  bonds if the private entity on whose credit the security is based,  directly or indirectly,  is less than three years old, unless the  security is rated by a  nationally-recognized  rating  service.  In each case,  that period may  include the  operation  of predecessor companies or enterprises.

      |_| The Fund will not  invest in common  stock or any  warrants  related  to common  stocks.  These  operating  policies  are not fundamental policies.

         Unless the  Prospectus  or Statement of  Additional  Information  states that a percentage  restriction  applies on an ongoing basis,  it  applies  only at the  time the Fund  makes an  investment.  In that  case  the Fund  need not sell  securities  to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.

Diversification.  The Fund  intends to be  "diversified"  as defined in the  Investment  Company  Act and to satisfy  the  restrictions against  investing too much of its assets in any "issuer" as set forth in the  restrictions  above.  In implementing  this policy,  the identification  of the  issuer of a  municipal  security  depends  on the terms and  conditions  of the  security.  When the assets and revenues of an agency,  authority,  instrumentality or other political  subdivision are separate from those of the government  creating it and the security is backed only by the assets and revenues of the  subdivision,  agency,  authority or  instrumentality,  the latter would be deemed to be the sole issuer.  Similarly,  if an industrial  development bond is backed only by the assets and revenues of the non-governmental  user,  then that user would be deemed to be the sole issuer.  However,  if in either case the creating  government or some other entity  guarantees a security,  the guarantee  would be  considered a separate  security and would be treated as an issue of such government or other entity.

Applying the Restriction Against  Concentration.  To implement its policy not to concentrate its investments,  the Fund has adopted the industry  classifications set forth in Appendix B to this Statement of Additional Information.  Those industry  classifications are not a fundamental policy.

         In implementing the Fund's policy not to concentrate its  investments,  the Manager will consider a  non-governmental  user of facilities  financed  by  industrial  development  bonds as being in a  particular  industry.  That is done even  though  the bonds are municipal  securities,  as to  which  the  Fund  has no  concentration  limitation.  Although  this  application  of the  concentration restriction is not a fundamental policy of the Fund, it will not be changed without shareholder approval.

How the Fund Is Managed

Organization  and History.  The Fund is a diversified  investment  portfolio or "series" of  Oppenheimer  Municipal  Fund, an open-end, diversified  management investment company organized as a Massachusetts  business trust in 1986, with an unlimited number of authorized shares of beneficial interest.

         Oppenheimer  Municipal Fund (and  therefore the Fund. as its series) is governed by a Board of Trustees,  which is responsible for protecting the interests of shareholders under  Massachusetts's law. The Trustees meet periodically  throughout the year to oversee the Fund's activities,  review its performance,  and review the actions of the Manager. Although the Fund will not normally hold annual meetings of its shareholders,  it may hold shareholder  meetings from time to time on important matters and shareholders have the right to call a meeting to remove a Trustee or to take other action described in the Fund's Declaration of Trust.

         |X| Classes of Shares. The Board of Trustees has the power,  without  shareholder  approval,  to divide unissued shares of the
Fund into two or more classes.  The Board has done so, and the Fund  currently has three classes of shares,  Class A, Class B and Class
C. All classes invest in the same investment portfolio. Each class of shares:

         |_|  has its own dividends and distributions,
         |_|  pays certain expenses which may be different for the different classes,
         |_|  may have a different net asset value,
|_|      may have separate  voting  rights on matters in which the  interests of one class are different  from the interests of another class, and
         |_|  votes as a class on matters that affect that class alone.

         |X| Meetings of  Shareholders.  As a series of a Massachusetts  business trust, the Fund is not required to hold, and does not plan to hold,  regular annual meetings of  shareholders.  The Fund will hold meetings when required to do so by the Investment  Company
Act or other  applicable  law. It will also do so when a  shareholder  meeting is called by the Trustees or upon proper  request of the shareholders.

         Shareholders  have the right,  upon the declaration in writing or vote of two-thirds of the outstanding  shares of Oppenheimer
Municipal  Fund,  to remove a Trustee.  The Trustees will call a meeting of  shareholders  to vote on the removal of a Trustee upon the written  request of the record  holders of 10% of the  outstanding  shares of  Oppenheimer  Municipal  Fund. If the Trustees  receive a request from at least 10 shareholders  stating that they wish to communicate  with other  shareholders to request a meeting to remove a
Trustee,  the Trustees will then either make the  shareholder  lists of Oppenheimer  Municipal Fund available to the applicants or mail their  communication  to all other  shareholders  at the  applicants'  expense.  The  shareholders  making the  request  must have been shareholders  for at least six  months  and must hold  shares of series of  Oppenheimer  Municipal  Fund  valued at  $25,000 or more or constituting at least 1% of the outstanding shares of Oppenheimer  Municipal Fund,  whichever is less. The Trustees may also take other action as permitted by the Investment Company Act.

           |_| Shareholder  and Trustee  Liability.  The Declaration of Trust contains an express  disclaimer of shareholder or Trustee liability for the Fund's  obligations.  It also provides for  indemnification  and reimbursement of expenses out of the Fund's property for any  shareholder  held personally  liable for its  obligations.  The  Declaration of Trust also states that upon request,  the Fund shall assume the defense of any claim made against a  shareholder  for any act or obligation of the Fund and shall satisfy any judgment on that claim.  Massachusetts  law permits a  shareholder  of a business  trust  (such as the Fund) to be held  personally  liable as a
"partner" under certain circumstances.  However, the risk that a Fund shareholder will incur financial loss from being held liable as a
"partner" of the Fund is limited to the relatively remote circumstances in which the Fund would be unable to meet its obligations.

         The Fund's  contractual  arrangements  state that any person doing  business with the Fund (and each  shareholder of the Fund)
agrees under the  Declaration of Trust to look solely to the assets of the Fund for  satisfaction of any claim or demand that may arise out of any dealings with the Fund. The contracts  further state that the Trustees shall have no personal  liability to any such person, to the extent permitted by law.

Trustees and Officers of the Fund. The Fund's Trustees,  officers and their principal  occupations and business affiliations during the past five years are listed below.  Trustees denoted with an asterisk (*) below are deemed to be "interested  persons" of the Fund under the  Investment  Company  Act.  All of the  Trustees  are also  trustees,  directors  or managing  general  partners  of the  following
Denver-based Oppenheimer funds1:

Oppenheimer Cash Reserves                                   Oppenheimer Select Managers
Oppenheimer Champion Income Fund                            Oppenheimer Senior Floating Rate Fund
Oppenheimer Capital Income Fund                             Oppenheimer Strategic Income Fund
Oppenheimer High Yield Fund                                 Oppenheimer Total Return Fund, Inc.
Oppenheimer International Bond Fund                         Oppenheimer Variable Account Funds
Oppenheimer Integrity Funds                                 Panorama Series Fund, Inc.
Oppenheimer Limited-Term Government Fund                    Centennial America Fund, L. P.
Oppenheimer Main Street Funds, Inc.                         Centennial California Tax Exempt Trust
Oppenheimer Main Street Opportunity Fund                    Centennial Government Trust
Oppenheimer Main Street Small Cap Fund                      Centennial Money Market Trust
Oppenheimer Municipal Fund                                  Centennial New York Tax Exempt Trust
Oppenheimer Real Asset Fund                                 Centennial Tax Exempt Trust

         Messrs.  Swain,  Murphy,  Wixted,  Zack,  Molleur,  Bishop and  Farrar,  and Ms.  Feld and Ives who are  officers of the Fund, respectively  hold the same  offices  with the other  Denver-based  Oppenheimer  funds.  As of December  ____,  2001,  the Trustees and officers of the Fund as a group owned less than 1% of the  outstanding  shares of the Fund.  The foregoing  statement  does not reflect shares held of record by an employee  benefit plan for  employees of the Manager other than shares  beneficially  owned under that plan by the officers of the Fund listed below. Mr. Murphy is a trustee of that plan.

James C. Swain*, Chairman, Chief Executive Officer and Trustee, Age: 68.
6803 South Tucson Way, Englewood, Colorado 80112

Vice Chairman of the Manager (since September 1988);  formerly President and a director of Centennial Asset Management  Corporation,  a wholly-owned  subsidiary of the Manager and Chairman of the Board of Shareholder  Services,  Inc., a transfer  agent  subsidiary of the
Manager.

John V. Murphy*, President and Trustee; Age: 52.
498 Seventh Avenue, New York, New York 10018
Chairman,  Chief Executive  Officer and a director (since July 2001) and President (since August 2000) of the Manager;  President and a director (since July 2001) of Oppenheimer  Acquisition Corp., the Manager's parent holding company,  Oppenheimer  Partnership Holdings,
Inc., a holding company subsidiary of the Manager and  OppenheimerFunds  Legacy Program, a charitable trust program  established by the
Manager;  President,  Chief Executive Officer and a director (since July 2001) of OFI Private Investments,  Inc., an investment adviser subsidiary  of the Manager;  Chairman and a director  (since July 2001) of  Shareholder  Services,  Inc. and of  Shareholder  Financial
Services,  Inc.,  transfer agent subsidiaries of the Manager; a director (since July 2001) of HarbourView Asset Management  Corporation
and of Oppenheimer Real Asset Management,  Inc.,  investment  adviser  subsidiaries of the Manager; a director (since November 2001) of
Trinity  Investment  Management  Corporation,  an  investment  adviser  subsidiary  of the  Manager;  President  and a trustee of other
Oppenheimer funds.  Formerly Chief Operating Officer of the Manager (August 2000-July 2001);  Executive Vice President of Massachusetts
Life Insurance Company, the Manager's parent company (February  1997-August 2000);  President and director of MassMutual  Institutional
Funds,  MML  Series  Funds,  open-end  investment  companies  and a  director  of David L.  Babson  Acquisition  Corporation  (February
1997-October  2001);  Executive  Vice President and Chief  Operating  Officer of David L. Babson & Company  (1995-1997),  an investment advisor; Chief Operating Officer of Concert Capital Management, Inc., an investment advisor (1993-1996).

William L. Armstrong, Trustee, Age: 65.
6803 South Tucson Way, Englewood, Colorado 80112

Chairman of the following  private mortgage banking  companies:  Cherry Creek Mortgage Company (since 1991),  Centennial State Mortgage
Company (since 1994), The El Paso Mortgage  Company (since 1993),  Transland  Financial  Services,  Inc. (since 1997);  Chairman of the following private companies:  Great Frontier  Insurance  (insurance agency) (since 1995) and Ambassador Media Corporation (since 1984);
Director of the following public companies:  Storage Technology  Corporation  (computer  equipment  company) (since 1991),  Helmerich &
Payne, Inc. (oil and gas drilling/production  company) (since 1992),  UNUMProvident (insurance company) (since 1991); formerly Director of International  Family Entertainment  (television  channel) (1992 - 1997) and Natec Resources,  Inc. (air pollution control equipment and services company)  (1991-1995),  Frontier Real Estate,  Inc.  (residential real estate brokerage)  (1994-1999),  and Frontier Title
(title insurance agency) (1995-June 1999); formerly U.S. Senator (January 1979-January 1991).

Robert G. Avis, Trustee, Age: 71.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly,  (until  February 2001)  Director and President of A.G.  Edwards  Capital,  Inc.  (General  Partner of private equity funds), formerly,  (until March 2000) Chairman,  President and Chief Executive Officer of A.G. Edwards Capital,  Inc.;  formerly,  (until March
1999) Vice  Chairman  and  Director of A.G.  Edwards,  Inc. and Vice  Chairman of A.G.  Edwards & Sons,  Inc.  (its  brokerage  company subsidiary);  (until March 1999) Chairman of A.G. Edwards Trust Company and A.G.E. Asset Management (investment advisor);  (until March
2000) a Director of A.G. Edwards & Sons and A.G. Edwards Trust Company.

George C. Bowen, Trustee, Age: 66.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly  (until April 1999) Mr. Bowen held the following  positions:  Senior Vice President  (from September 1987) and Treasurer (from
March 1985) of the Manager;  Vice President (from June 1983) and Treasurer (since March 1985) of OppenheimerFunds,  Distributor,  Inc., a subsidiary of the Manager and the Fund's  Distributor;  Senior Vice President  (since  February  1992),  Treasurer  (since July 1991)
Assistant  Secretary and a director (since December 1991) of Centennial  Asset  Management  Corporation;  Vice President (since October
1989) and Treasurer (since April 1986) of HarbourView Asset Management Corporation;  President,  Treasurer and a director of Centennial
Capital  Corporation  (since June 1989);  Vice  President  and  Treasurer  (since  August  1978) and  Secretary  (since  April 1981) of
Shareholder  Services,  Inc.; Vice President,  Treasurer and Secretary of Shareholder  Financial Services,  Inc. (since November 1989);
Assistant Treasurer of Oppenheimer  Acquisition Corp. (since March 1998);  Treasurer of Oppenheimer  Partnership Holdings,  Inc. (since
November  1989);  Vice  President  and  Treasurer  of  Oppenheimer  Real  Asset  Management,  Inc.  (since  July  1996);  Treasurer  of
OppenheimerFunds International Ltd. and Oppenheimer Millennium Funds plc (since October 1997).

Jon S. Fossel, Trustee, Age: 60.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly  (until  October 1996)  Chairman and a director of the Manager;  President and a director of  Oppenheimer  Acquisition  Corp.,
Shareholder Services, Inc. and Shareholder Financial Services, Inc.

Sam Freedman, Trustee, Age: 62.
6803 South Tucson Way, Englewood, Colorado 80112

Formerly (until October 1994) Chairman and Chief Executive  Officer of  OppenheimerFunds  Services,  Chairman,  Chief Executive Officer
and a director of Shareholder Services,  Inc., Chairman,  Chief Executive Officer and director of Shareholder Financial Services, Inc.,
Vice President and director of Oppenheimer Acquisition Corp. and a director of OppenheimerFunds, Inc.

C. Howard Kast, Trustee, Age: 80.
6803 South Tucson Way, Englewood, Colorado 80112

Formerly Managing Partner of Deloitte, Haskins & Sells (an accounting firm).

Robert M. Kirchner, Trustee, Age: 81.
6803 South Tucson Way, Englewood, Colorado 80112
President of The Kirchner Company (management consultants).

Jerry A. Webman, Vice President and Portfolio Manager, Age: 51.
498 Seventh Avenue, New York, New York  10018
Senior Vice President,  Senior Investment  Officer and Director of the Fixed Income Department of the Manager (since February 1996) and
Senior Vice President of HarbourView  Asset Management  Corporation  (since May 1999);  before joining the Manager in February 1996, he was a Vice-President and portfolio manager with Prudential Investment Corporation from November 1990.

Merrell Hora, Vice President and Portfolio Manager, Age: 33.
498 Seventh Avenue, New York, New York  10018
Assistant Vice  President of the Manager (since July 1998);  Portfolio  Manager of the Manager since August 2000,  Senior  Quantitative
Analyst for the Manager's Fixed Income Department's  Quantitative  Analysis Team from July 1998 until August 2000; prior to joining the
Manager in July 1998 he was a quantitative  analyst with a subsidiary of the Cargill Financial  Services Group (January 1997 -September
1997) and was a teaching  assistant,  instructor and research assistant at the University of Minnesota from which he obtained his Ph.D.
in Economics.

Robert G. Zack, Vice President and Secretary, Age: 54.
498 Seventh Avenue, New York, New York  10018
Acting  General  Counsel  (since  November 1, 2001),  Senior Vice  President  (since May 1985) of the Manager;  Assistant  Secretary of
Shareholder  Services,  Inc.  (since  May  1985),  Shareholder  Financial  Services,  Inc.  (since  November  1989);   OppenheimerFunds
International  Ltd. and  Oppenheimer  Millennium  Funds plc (since  October  1997);  an officer of other  Oppenheimer  funds;  formerly
Associate General Counsel of the Manager (May 1981-October 2001).

Katherine P. Feld, Assistant Secretary; Age: 42
498 Seventh Avenue, New York, New York 10018
Vice President and Senior Counsel of the Manager (since July 1999); an officer of other  Oppenheimer  funds;  formerly a Vice President and Associate Counsel of the Manager (June 1990 - July 1999).

Denis R. Molleur, Assistant Secretary; Age: 44
498 Seventh Avenue, New York, New York 10018
Vice President and Senior Counsel of the Manager (since July 1999); an officer of other  Oppenheimer  funds;  formerly a Vice President and Associate Counsel of the Manager (September 1995 - July 1999).

Kathleen Ives, Assistant Secretary; Age: 36
6803 South Tucson Way, Englewood, CO 80112
Vice President and Assistant  Counsel of the Manager (since June 1998); an officer of other  Oppenheimer  funds;  formerly an Assistant
Vice  President  and  Assistant  Counsel of the  Manager  (August  1997 - June 1998);  and  Assistant  Counsel of the  Manager  (August
1994-August 1997).

Brian W. Wixted, Treasurer and Principal Financial and Accounting Officer, Age: 43.
6803 South Tucson Way, Englewood, Colorado 80112

Senior Vice President and Treasurer  (since March 1999) of the Manager;  Treasurer  (since March 1999) of HarbourView  Asset Management
Corporation,  Shareholder Services,  Inc.,  Oppenheimer Real Asset Management  Corporation,  Shareholder  Financial Services,  Inc. and
Oppenheimer  Partnership  Holdings,  Inc., of OFI Private  Investments,  Inc. (since March 2000) and of OppenheimerFunds  International
Ltd. and  Oppenheimer  Millennium  Funds plc (since May 2000);  Treasurer and Chief  Financial  Officer (since May 2000) of Oppenheimer
Trust Company;  Assistant  Treasurer  (since March 1999) of  Oppenheimer  Acquisition  Corp.;  an officer of other  Oppenheimer  funds;
formerly Principal and Chief Operating  Officer,  Bankers Trust Company - Mutual Fund Services Division (March 1995 - March 1999); Vice
President and Chief Financial Officer of CS First Boston Investment Management Corp. (September 1991 - March 1995).

Robert J. Bishop, Assistant Treasurer, Age: 44.
6803 South Tucson Way, Englewood, Colorado 80112
Vice President of the  Manager/Mutual  Fund Accounting (since May 1996); an officer of other Oppenheimer  funds;  formerly an Assistant
Vice President of the Manager/Mutual Fund Accounting (April 1994 - May 1996) and a Fund Controller of the Manager.

Scott T. Farrar, Assistant Treasurer, Age: 37.
6803 South Tucson Way, Englewood, Colorado 80112
Vice President of the Manager/Mutual Fund Accounting (since May 1996);  Assistant Treasurer of Oppenheimer  Millennium Funds plc (since
October 1997);  an officer of other  Oppenheimer  Funds;  formerly an Assistant Vice President of the  Manager/Mutual  Fund  Accounting
(April 1994 - May 1996), and a Fund Controller of the Manager.

         |X|  Remuneration  of  Trustees.  The  officers  of the Fund and two  Trustees  of the Fund  (Messrs.  Murphy  and  Swain) are
affiliated  with the Manager and receive no salary or fee from the Fund. The remaining  Trustees of the Fund received the  compensation shown below during the Fund's fiscal period ending  September 30, 2001. The compensation  from all of the Oppenheimer  funds represents that  compensation  which was  received  as a director,  trustee,  or member of a  committee  of the boards of those  funds  during the calendar year 2001.

--------------------------------------------- ------------------------------- --------------------------------------
Trustee's Name                                          Aggregate                      Total Compensation
and Position                                           Compensation                   From all Denver-based
                                                        From Fund1                     Oppenheimer Funds2
--------------------------------------------- ------------------------------- --------------------------------------
--------------------------------------------- ------------------------------- --------------------------------------
William L. Armstrong                                        $                                   $
Review Committee Member
--------------------------------------------- ------------------------------- --------------------------------------
--------------------------------------------- ------------------------------- --------------------------------------
Robert G. Avis                                              $                                   $
Review Committee Member
--------------------------------------------- ------------------------------- --------------------------------------
--------------------------------------------- ------------------------------- --------------------------------------
George C.Bowen                                              $                                   $
Review Committee Member
--------------------------------------------- ------------------------------- --------------------------------------
--------------------------------------------- ------------------------------- --------------------------------------
Edward L. Cameron                                           $                                   $
Audit Committee Chairman
--------------------------------------------- ------------------------------- --------------------------------------
--------------------------------------------- ------------------------------- --------------------------------------
Jon S. Fossel                                               $                                   $
Review Committee Chairman
--------------------------------------------- ------------------------------- --------------------------------------
--------------------------------------------- ------------------------------- --------------------------------------
Sam Freedman                                                $                                   $
Review Committee Member
--------------------------------------------- ------------------------------- --------------------------------------
--------------------------------------------- ------------------------------- --------------------------------------
C. Howard Kast                                              $                                   $
Audit Committee Member
--------------------------------------------- ------------------------------- --------------------------------------
--------------------------------------------- ------------------------------- --------------------------------------
F. William Marshall                                         $                                   $
Audit Committee Member
--------------------------------------------- ------------------------------- --------------------------------------

*  Effective  July 1, 2000,  William A. Baker and Ned M. Steel  resigned  as  Trustees  of the Fund and  subsequently  became  Trustees
Emeritus  of the Fund.  For the fiscal  year  ended  September  30,  2001,  Messrs.  Baker and Steel each  received  $______  aggregate compensation from the Fund and for the calendar year ended December 31, 2001, they each received  $_______ total  compensation from all
Denver-based  Oppenheimer funds.  Effective April 5, 2001 Raymond Kalinowski resigned as Trustee of the Fund. For the fiscal year ended
_________ Mr. Kalinowski  received $_________  aggregate  compensation from the Fund and for the calendar year ended December 31, 2001, he received $_______ total compensation from all Denver-based Oppenheimer funds.
1. For the Fund's fiscal year ended September 30, 2001.
2. For the 2001 calendar year.

         |X|  Deferred  Compensation  Plan  for  Trustees.  The  Board  of  Trustees  has  adopted  a  Deferred  Compensation  Plan for disinterested  trustees  that  enables  them to elect to defer  receipt  of all or a portion of the annual  fees they are  entitled  to receive from the Fund. Under the plan, the compensation  deferred by a Trustee is periodically  adjusted as though an equivalent amount had been invested in shares of one or more  Oppenheimer  funds  selected by the Trustee.  The amount paid to the Trustee under the plan will be determined based upon the performance of the selected funds.

         Deferral of Trustees' fees under the plan will not materially  affect the Fund's assets,  liabilities or net income per share.
The plan will not  obligate  the Fund to retain the  services  of any Trustee or to pay any  particular  level of  compensation  to any
Trustee.  Pursuant to an Order issued by the  Securities  and  Exchange  Commission,  the Fund may invest in the funds  selected by the
Trustee under the plan without  shareholder  approval for the limited  purpose of determining  the value of the Trustee's  deferred fee account.

         |X| Major  Shareholders.  As of January __,  2002,  the only  persons who owned of record or who were known by the Fund to own beneficially 5% or more of any class of the Fund's outstanding shares were:

         [To be provided.]

The Manager.  The Manager is wholly-owned by Oppenheimer  Acquisition Corp., a holding company controlled by Massachusetts  Mutual Life
Insurance Company.

         |X| Code of Ethics.  The Fund,  the Manager and the  Distributor  have a Code of Ethics.  It is designed to detect and prevent improper personal trading by certain employees,  including portfolio managers,  that would compete with or take advantage of the Fund's portfolio  transactions.  Covered persons  include persons with knowledge of the investments and investment  intentions of the Fund and other funds advised by the Manager.  The Code of Ethics does permit  personnel  subject to the Code to invest in securities,  including securities  that may be purchased or held by the Fund,  subject to a number of restrictions  and controls.  Compliance with the Code of
Ethics is carefully monitored and enforced by the Manager.

         The Code of Ethics is an exhibit to the Fund's  registration  statement filed with the Securities and Exchange  Commission and can be reviewed  and copied at the SEC's Public  Reference  Room in  Washington,  D.C.  You can obtain  information  about the hours of operation  of the Public  Reference  Room by calling  the SEC at  1.202.942.8090.  The Code of Ethics can also be viewed as part of the
Fund's  registration  statement  on the SEC's  EDGAR  database  at the SEC's  Internet  web site at  http://www.sec.gov.  Copies may be obtained,  after paying a duplicating fee, by electronic  request at the following E-mail address:  publicinfo@sec.gov.,  or by writing to the SEC's Public Reference Section, Washington, D.C. 20549-0102.

         |X| The Investment Advisory  Agreement.  The Manager provides investment advisory and management services to the Fund under an investment  advisory  agreement  between the Manager and the Fund. The Manager selects  securities for the Fund's portfolio and handles its  day-to day  business.  The  portfolio  manager  of the Fund is  employed  by the  Manager  and is the  person  who is  principally responsible for the day-to-day management of the Fund's investment  portfolio.  Other members of the Manager's  Fixed-Income  Portfolio
Team provide the portfolio manager with research and counsel in managing the Fund's investments.

         The  agreement  requires  the  Manager,  at its  expense,  to provide the Fund with  adequate  office  space,  facilities  and equipment.  It also requires the Manager to provide and supervise the activities of all  administrative and clerical personnel required to provide effective corporate  administration for the Fund. Those responsibilities  include the compilation and maintenance of records with respect to the Fund's  operations,  the  preparation and filing of specified  reports,  and the composition of proxy materials and registration statements for continuous public sale of shares of the Fund.

         The Fund pays  expenses not  expressly  assumed by the Manager  under the advisory  agreement.  The advisory  agreement  lists examples of expenses paid by the Fund. The major  categories  relate to interest,  taxes,  fees to  disinterested  Trustees,  legal and audit expenses,  custodian bank and transfer agent expenses,  share issuance costs, certain printing and registration costs,  brokerage commissions,  and  non-recurring  expenses,  including  litigation  costs.  The  management  fees paid by the Fund to the  Manager  are calculated at the rates  described in the  Prospectus,  which are applied to the assets of the Fund as a whole.  The fees are allocated to each class of shares based upon the relative  proportion of the Fund's net assets  represented by that class.  The  management  fees paid by the Fund to the Manager during its last three fiscal years are listed below.

---------------------------------------------- ---------------------------------------------------------------------

           Fiscal Year Ending 9/30                        Management Fee Paid to OppenheimerFunds, Inc.
---------------------------------------------- ---------------------------------------------------------------------
---------------------------------------------- ---------------------------------------------------------------------
                    1999                                                        $
---------------------------------------------- ---------------------------------------------------------------------
---------------------------------------------- ---------------------------------------------------------------------
                    2000                                                        $
---------------------------------------------- ---------------------------------------------------------------------
---------------------------------------------- ---------------------------------------------------------------------
                    2001                                                        $
---------------------------------------------- ---------------------------------------------------------------------

         The investment  advisory  agreement  states that in the absence of willful  misfeasance,  bad faith,  gross  negligence in the performance of its duties, or reckless disregard for its obligations and duties under the investment  advisory  agreement,  the Manager is not liable for any loss sustained by reason of any investment of the Fund assets made with due care and in good faith.

         The agreement  permits the Manager to act as investment  advisor for any other person,  firm or  corporation.  The Manager can use the name  "Oppenheimer"  in connection with other  investment  companies for which it or an affiliate is the investment  advisor or general  distributor.  If the Manager shall no longer act as investment advisor to the Fund, the Manager can withdraw its permission to the Fund (and to Oppenheimer Municipal Fund) to use the name "Oppenheimer" as part of its name.

---------------------------------------------- ---------------------------------------------------------------------

           Fiscal Year Ended 9/30                         Total Brokerage Concessions Paid by the Fund1
---------------------------------------------- ---------------------------------------------------------------------
---------------------------------------------- ---------------------------------------------------------------------
                    1999                                                        $
---------------------------------------------- ---------------------------------------------------------------------
---------------------------------------------- ---------------------------------------------------------------------
                    2000                                                        $
---------------------------------------------- ---------------------------------------------------------------------
---------------------------------------------- ---------------------------------------------------------------------
                    2001                                                        $2
---------------------------------------------- ---------------------------------------------------------------------
1.       Amounts do not include spreads or concessions on principal amounts on a net trade basis.
2.       In the fiscal year ended 9/30/01, ____________.

Brokerage Policies of the Fund

Brokerage  Provisions of the Investment  Advisory  Agreement.  One of the duties of the Manager under the investment advisory agreement is to buy and sell portfolio  securities for the Fund. The investment  advisory  agreement allows the Manager to use  broker-dealers to effect the Fund's portfolio  transactions.  Under the agreement,  the Manager may employ those broker-dealers  (including  "affiliated"
brokers,  as that term is defined in the Investment  Company Act) that, in the Manager's  best judgment based on all relevant  factors, will implement the Fund's policy to obtain, at reasonable  expense,  the "best execution" of portfolio  transactions.  "Best execution"
refers to prompt and reliable  execution at the most  favorable  price  obtainable.  The Manager need not seek  competitive  commission bidding.  However,  the Manager is expected to minimize the commissions paid to the extent consistent with the interest and policies of the Fund as established by its Board of Trustees.

         Under the investment  advisory  agreement,  the Manager may select brokers that provide brokerage and/or research services for the Fund and/or the other accounts over which the Manager or its affiliates have investment  discretion.  The commissions  paid to such brokers may be higher than another qualified broker would charge, if the Manager makes a good faith  determination  that the commission is fair and reasonable in relation to the services provided.  Subject to those other  considerations,  as a factor in selecting brokers for the Fund's  portfolio  transactions,  the  Manager may also  consider  sales of shares of the Fund and other  investment  companies managed by the Manager or its affiliates.

Brokerage  Practices Followed by the Manager.  The Manager allocates brokerage for the Fund subject to the provisions of the investment advisory  agreement and the procedures and rules described above.  Generally the Manager's  portfolio  traders allocate  brokerage upon recommendations  from the  Manager's  portfolio  managers.  In certain  instances,  portfolio  managers may  directly  place trades and allocate brokerage. In either case, the Manager's executive officers supervise the allocation of brokerage.

         Most securities  purchases made by the Fund are in principal  transactions at net prices. The Fund usually deals directly with the selling or  purchasing  principal or market maker without  incurring  charges for the services of a broker on its behalf unless the
Manager  determines  that a better price or execution may be obtained by using the services of a broker.  Therefore,  the Fund does not incur substantial  brokerage costs.  Portfolio  securities  purchased from underwriters  include a commission or concession paid by the issuer to the underwriter in the price of the security.  Portfolio  securities  purchased from dealers include a spread between the bid and asked price.

         The Fund seeks to obtain prompt  execution of orders at the most  favorable  net prices.  In an option  transaction,  the Fund ordinarily  uses the same  broker for the  purchase or sale of the option and any  transaction  in the  investment  to which the option relates.  Other funds advised by the Manager have investment  objectives and policies  similar to those of the Fund.  Those other funds may  purchase or sell the same  securities  as the Fund at the same time as the Fund,  which  could  affect the supply and price of the securities.  When possible,  the Manager tries to combine  concurrent  orders to purchase or sell the same security by more than one of the accounts  managed by the Manager or its  affiliates.  The  transactions  under those  combined  orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

         The investment  advisory  agreement  permits the Manager to allocate  brokerage for research  services.  The research services provided  by a  particular  broker may be useful  only to one or more of the  advisory  accounts  of the  Manager  and its  affiliates.
Investment  research  received by the Manager for the  commissions  paid by those other accounts may be useful both to the Fund and one or more of the Manager's other accounts.  Investment  research services may be supplied to the Manager by a third party at the instance of a broker through which trades are placed.  Investment  research  services include  information and analyses on particular  companies and industries as well as market or economic trends and portfolio strategy,  market quotations for portfolio  evaluations,  information systems,  computer  hardware  and similar  products and  services.  If a research  service  also assists the Manager in a  non-research capacity (such as bookkeeping or other  administrative  functions),  then only the percentage or component that provides  assistance to the Manager in the investment decision-making process may be paid in commission dollars.

         The Board permits the Manager to use stated  commissions  on secondary  fixed-income  agency trades to obtain  research if the broker  represents to the Manager  that:  (i) the trade is not from or for the broker's own  inventory,  (ii) the trade was executed by the broker on an agency  basis at the stated  commission,  and (iii) the trade is not a riskless  principal  transaction.  The Board of
Trustees  permits the Manager to use concessions on fixed-price  offerings to obtain  research,  in the same manner as is permitted for agency transactions.

         The research  services  provided by brokers  broaden the scope and  supplement  the research  activities of the Manager.  That research  provides  additional  views and  comparisons  for  consideration  and helps the Manager to obtain market  information for the valuation of  securities  that are either held in the Fund's  portfolio or are being  considered  for  purchase.  The Manager  provides information to the Board of the Fund about the commissions paid to brokers furnishing  research  services,  together with the Manager's representation that the amount of such commissions was reasonably related to the value or benefit of such services.

Distribution and Service Plans

The Distributor.  Under its General Distributor's  Agreement with the Fund, the Distributor acts as the Fund's principal underwriter in the  continuous  public  offering  of the  different  classes  of shares of the  Fund.  The  Distributor  bears the  expenses  normally attributable  to sales,  including  advertising  and the cost of  printing  and mailing  prospectuses,  other than those  furnished  to existing shareholders. The Distributor is not obligated to sell a specific number of shares.

The sales charge and concessions  paid to, or retained by, the Distributor  from the sale of shares during the Fund's three most recent fiscal years,  and the contingent  deferred sales charges  retained by the  Distributor on the redemption of shares for the most recent fiscal year are shown in the tables below.

--------------- ------------------ ------------------- -------------------- ------------------- --------------------
                    Aggregate           Class A            Concessions         Concessions          Concessions
    Fiscal          Front-End          Front-End           on Class A           on Class B          on Class C
     Year         Sales Charges      Sales Charges           Shares               Shares              Shares
    Ended          on Class A         Retained by          Advanced by         Advanced by          Advanced by
    9/30:            Shares           Distributor         Distributor1         Distributor1        Distributor1
--------------- ------------------ ------------------- -------------------- ------------------- --------------------
--------------- ------------------ ------------------- -------------------- ------------------- --------------------
     1999               $                  $                    $                   $                    $
--------------- ------------------ ------------------- -------------------- ------------------- --------------------
--------------- ------------------ ------------------- -------------------- ------------------- --------------------
     2000               $                  $                    $                   $                    $
--------------- ------------------ ------------------- -------------------- ------------------- --------------------
--------------- ------------------ ------------------- -------------------- ------------------- --------------------
     2001               $                  $                    $                   $                    $
--------------- ------------------ ------------------- -------------------- ------------------- --------------------
1.       The  Distributor  advances  concession  payments to dealers  for certain  sales of Class A shares and for sales of Class B and
     Class C shares from its own resources at the time of sale.
2.       Includes amounts retained by a broker-dealer that is an affiliate or parent of the distributor.

------------------- ------------------------------ ------------------------------- ---------------------------------
                         Class A Contingent              Class B Contingent               Class C Contingent
Fiscal Year Ended      Deferred Sales Charges          Deferred Sales Charges           Deferred Sales Charges
      9/30:            Retained by Distributor        Retained by Distributor          Retained by Distributor
------------------- ------------------------------ ------------------------------- ---------------------------------
------------------- ------------------------------ ------------------------------- ---------------------------------
       2001                       $                              $                                $
------------------- ------------------------------ ------------------------------- ---------------------------------

Distribution  and Service Plans.  The Fund has adopted a Service Plan for its Class A shares and Distribution and Service Plans for its
Class B and Class C shares  under Rule 12b-1 of the  Investment  Company  Act.  Under  those  plans,  the Fund  makes  payments  to the
Distributor in connection with the distribution and/or servicing of the shares of the particular class.

         Each  plan has been  approved  by a vote of the Board of  Trustees  of the  Fund,  including  a  majority  of the  Independent
Trustees,2 cast in person at a meeting called for the purpose of voting on that plan.

         Under the plans, the Manager and the Distributor may make payments to affiliates and, in their sole  discretion,  from time to time may use their own resources (at no direct cost to the Fund) to make payments to brokers,  dealers or other financial  institutions for  distribution  and  administrative  services they  perform.  The Manager may use profits from the advisory fee it receives from the
Fund.  The  Distributor  and the Manager may, in their sole  discretion,  increase or decrease the amount of payments they make to plan recipients from their own resources.

         Unless a plan is terminated as described  below,  the plan continues in effect from year to year, but only if the Fund's Board of Trustees and its Independent  Trustees  specifically  vote annually to approve its  continuance.  Approval must be by a vote cast in person at a meeting  called for the purpose of voting on  continuing  the plan. A plan may be  terminated  at any time by the vote of a majority of the  Independent  Trustees or by the vote of the holders of a "majority" (as defined in the Investment  Company Act) of the outstanding shares of that class.

         The Board and the  Independent  Trustees must approve all material  amendments to a plan. An amendment to increase  materially the amount of payments  to be made under the plan must be approved by  shareholders  of the class  affected by the  amendment.  Because
Class B shares  automatically  convert into Class A shares after six years, the Fund must obtain the approval of both Class A and Class
B  shareholders  for an  amendment  to the Class A plan that would  materially  increase  the  amount to be paid under that plan.  That approval must be by a "majority"  (as defined in the Investment Company Act) of the shares of each class, voting separately by Class.

         While the plans are in effect,  the Treasurer of the Fund shall provide  separate  written  reports on the plans to the Fund's
Board of Trustees at least  quarterly  for its review.  The reports  shall detail the amount of all payments  made under a plan and the purpose for which the  payments  were made.  Those  reports are subject to the review and approval of the  Independent  Trustees in the exercise of their fiduciary duty.

         Each plan states that while it is in effect,  the selection or  replacement  and  nomination of those Trustees of the Fund who are not "interested  persons" of the Fund is committed to the discretion of the Independent  Trustees.  This provision does not prevent the  involvement  of others in the  selection  and  nomination  process as long as the final  decision as to selection or nomination is approved by a majority of the Independent Trustees.

         Under the plan for a class,  no payment will be made to any  recipient in any quarter in which the  aggregate  net asset value of all Fund shares held by the recipient for itself and its customers  does not exceed a minimum  amount,  if any, that may be set from time to time by a majority of the Fund's  Independent  Trustees.  The Board of Trustees  has set the fees at the maximum  rate  allowed under the plans and has set no minimum asset amount needed to qualify for payments.

         |X| Class A Service Plan.  Under the Class A service plan, the  Distributor  currently uses the fees it receives from the Fund to pay brokers,  dealers and other financial  institutions  (they are referred to as  "recipients")  for personal  services and account maintenance services they provide for their customers who hold Class A shares. The services include,  among others,  answering customer inquiries  about the Fund,  assisting  in  establishing  and  maintaining  accounts  in the Fund,  making the Fund's  investment  plans available  and  providing  other  services  at the  request of the Fund or the  Distributor.  The  Distributor  makes  payments to plan recipients  quarterly at an annual rate not to exceed 0.25% of the average  annual net assets of Class A shares held in accounts of the service providers or their customers.

         For the fiscal year ended September 30, 2001,  payments under the Plan for Class A shares totaled  $_______,  all of which was paid by the Distributor to recipients.  That included $_______ paid to an affiliate of the Distributor.  Any unreimbursed  expenses the
Distributor  incurs with respect to Class A shares for any fiscal year may not be recovered in subsequent  years.  The  Distributor may not use payments  received under the Class A plan to pay any of its interest  expenses,  carrying  charges,  other financial  costs, or allocation of overhead.

         |X| Class B and Class C Service and Distribution  Plans.  Under each plan,  service fees and distribution fees are computed on the average of the net asset value of shares in the respective  class,  determined as of the close of each regular  business day during the period.  The Class B and Class C plans provide for the  Distributor  to be compensated  at a flat rate,  whether the  Distributor's distribution  expenses are more or less than the amounts  paid by the Fund under the plans  during that  period.  The types of services that recipients provide for the service fee are similar to the services provided under the Class A plan, described above.

         The Class B and Class C plans  permit the  Distributor  to retain both the  asset-based  sales  charges and the service fee on shares or to pay recipients the service fee on a quarterly  basis,  without  payment in advance.  The types of services that recipients provide are similar to the services provided under the Class A plan,  described above.  However,  the Distributor  presently intends to pay  recipients  the  service  fee on Class B and Class C shares in advance  for the first year the shares are  outstanding.  After the first year shares are outstanding,  the Distributor makes service fee payments  quarterly on those shares. The advance payment is based on the net asset value of shares sold.  Shares  purchased by exchange do not qualify for an advance service fee payment.  If Class B or
Class C shares are  redeemed  during the first year after their  purchase,  the  recipient  of the service fees on those shares will be obligated to repay the Distributor a pro rata portion of the advance payment made on those shares.

         The Distributor  retains the asset-based sales charge on Class B shares. The Distributor  retains the asset-based sales charge on Class C shares during the first year the shares are outstanding.  It pays the asset-based  sales charge as an ongoing  concession to the  dealer  on  Class C shares  outstanding  for a year or more.  If a  dealer  has a  special  agreement  with the  Distributor,  the
Distributor  will pay the Class B and/or  Class C service  fees and the  asset-based  sales  charge to the dealer  quarterly in lieu of paying the sales concession and service fee in advance at the time of purchase.

         The  asset-based  sales charge on Class B and Class C shares allows  investors to buy shares without a front-end  sales charge while allowing the Distributor to compensate dealers that sell those shares.  The Distributor's  actual expenses in selling Class B and
Class C shares may be more than the payments it receives from contingent  deferred sales charges  collected on redeemed shares and from the Fund under the plans.  The Fund pays the  asset-based  sales charge to the  Distributor  for its services  rendered in distributing
Class B and Class C shares. The payments are made to the Distributor in recognition that the Distributor:
         |_|  pays sales  concessions  to authorized  brokers and dealers at the time of sale and pays service fees as described in the
              Prospectus,
         |_|  may finance payment of sales concessions  and/or the advance of the service fee payment to recipients under the plans, or may provide such financing from its own resources or from the resources of an affiliate,
         |_|  employs personnel to support distribution of shares, and
         |_|  bears the costs of sales literature,  advertising and prospectuses  (other than those furnished to current  shareholders)
              and state "blue sky" registration fees and certain other distribution expenses.

         |_| may not be able to adequately  compensate  dealers that sell Class B and Class C shares  without  receiving  payment under the plans and therefore may not be able to offer such Classes for sale absent the plans,
         |_|  receives  payments  under  the plans  consistent  with the  service  fees and  asset-based  sales  charges  paid by other non-proprietary funds that charge 12b-1 fees,
         |_|  may use the payments under the plan to include the Fund in various  third-party  distribution  programs that may increase sales of Fund shares,
         |_|  may experience  increased  difficulty selling the Fund's shares if payments under the plan are discontinued  because most competitor  funds have plans that pay  dealers  for  rendering  distribution  services  as much or more than the  amounts currently being paid by the Fund, and
         |_|  may not be able to continue providing,  at the same or at a lesser cost, the same quality  distribution sales efforts and services, or to obtain such services from brokers and dealers, if the plan payments were to be discontinued.

         When Class B or Class C shares  are sold  without  the  designation  of a  broker-dealer,  the  Distributor  is  automatically designated as the  broker-dealer of record.  In those cases, the Distributor  retains the service fee and asset-based sales charge paid on Class B and Class C shares.

         The  Distributor's  actual  expenses in selling  Class B and Class C shares may be more than the payments it receives from the contingent  deferred  sales charges  collected on redeemed  shares and from the Fund under the plans.  If either the Class B or Class C plan is terminated by the Fund, the Board of Trustees may allow the Fund to continue  payments of the  asset-based  sales charge to the
Distributor for distributing shares before the plan was terminated.

 ----------------------------------------------------------------------------------------------------------------
                   Distribution Fees Paid to the Distributor in the Fiscal Year Ended 9/30/01
 ----------------------------------------------------------------------------------------------------------------
 --------------------- --------------------- ---------------------- ---------------------- ----------------------
 Class:                       Total                 Amount              Distributor's          Distributor's
                                                                          Aggregate            Unreimbursed
                                                                        Unreimbursed           Expenses as %
                             Payments             Retained by             Expenses             of Net Assets
                            Under Plan            Distributor            Under Plan              of Class
 --------------------- --------------------- ---------------------- ---------------------- ----------------------
 --------------------- --------------------- ---------------------- ---------------------- ----------------------
 Class B Plan
                                $                      $                      $                      %
 --------------------- --------------------- ---------------------- ---------------------- ----------------------
 --------------------- --------------------- ---------------------- ---------------------- ----------------------
 Class C Plan
                                $                      $                      $                      %
 --------------------- --------------------- ---------------------- ---------------------- ----------------------

         All payments under the Class B and Class C plans are subject to the  limitations  imposed by the Conduct Rules of the National
Association of Securities Dealers, Inc. on payments of asset-based sales charges and service fees to NASD members.

Performance of the Fund

Explanation  of  Performance  Terminology.  The Fund uses a  variety  of terms to  illustrate  its  performance.  These  terms  include
"standardized  yield,"  "tax-equivalent  yield," "dividend  yield," "average annual total return,"  "cumulative total return," "average annual total return at net asset  value" and "total  return at net asset  value." An  explanation  of how yields and total  returns are calculated  is set forth below.  The charts  below show the Fund's  performance  as of its most recent  fiscal year end. You can obtain current  performance  information by calling the Fund's Transfer Agent at 1.800.525.7048 or by visiting the  OppenheimerFunds  Internet web site at http://www.oppenheimerfunds.com.
            -------------------------------

         The Fund's  illustrations  of its  performance  data in  advertisements  must comply with rules of the Securities and Exchange
Commission.  Those rules  describe  the types of  performance  data that may be used and how it is to be  calculated.  In general,  any advertisement  by the Fund of its performance  data must include the average annual total returns for the advertised class of shares of the Fund.  Those  returns  must be shown for the 1, 5 and  10-year  periods (or the life of the class,  if less)  ending as of the most recently ended calendar quarter prior to the publication of the  advertisement  (or its submission for  publication).  Certain types of yields may also be shown, provided that they are accompanied by standardized average annual total returns.

         Use of  standardized  performance  calculations  enables an investor to compare the Fund's  performance to the  performance of other funds for the same periods.  However,  a number of factors should be considered before using the Fund's  performance  information as a basis for comparison with other investments:
         |_| Yields and total returns  measure the  performance of a hypothetical  account in the Fund over various  periods and do not show the performance of each  shareholder's  account.  Your account's  performance  will vary from the model  performance  data if your dividends are received in cash, or you buy or sell shares  during the period,  or you bought your shares at a different  time and price than the shares used in the model.
         |_| The Fund's performance returns do not reflect the effect of taxes on distributions.
         |_| An investment in the Fund is not insured by the FDIC or any other government agency.
         |_| The  principal  value of the  Fund's  shares,  and its yields and total  returns  are not  guaranteed  and  normally  will fluctuate on a daily basis.
         |_| When an investor's shares are redeemed, they may be worth more or less than their original cost.
         |_| Yields and total returns for any given past period represent  historical  performance  information and are not, and should not be considered, a prediction of future yields or returns.

         The performance of each class of shares is shown  separately,  because the performance of each class of shares will usually be different.  That is because of the different  kinds of expenses each class bears.  The yields and total returns of each class of shares of the Fund are affected by market conditions, the quality of the Fund's investments,  the maturity of those investments,  the types of investments the Fund holds, and its operating expenses that are allocated to the particular class.

         |X| Yields.  The Fund uses a variety of different  yields to illustrate its current returns.  Each class of shares  calculates its yield separately because of the different expenses that affect each class.

           |_| Standardized  Yield. The  "standardized  yield"  (sometimes  referred to just as "yield") is shown for a class of shares for a stated 30-day period.  It is not based on actual  distributions  paid by the Fund to shareholders in the 30-day period,  but is a hypothetical  yield based upon the net  investment  income from the Fund's  portfolio  investments  for that period.  It may  therefore differ from the "dividend yield" for the same class of shares, described below.

         Standardized  yield is  calculated  using the  following  formula set forth in rules  adopted by the  Securities  and Exchange
Commission, designed to assure uniformity in the way that all funds calculate their yields:

                                STANDARDIZE YIELD = 2 [ ( a-b + 1)-1]
                                                         -----
                                                           cd

         The symbols above represent the following factors:

         a =   dividends and interest earned during the 30-day period.

         b =   expenses accrued for the period (net of any expense assumptions).

         c =   the average  daily number of shares of that class  outstanding  during the 30-day  period that were  entitled to receive dividends.

         d =   the  maximum  offering  price per share of that class on the last day of the  period,  adjusted  for  undistributed  net investment income.

         The  standardized  yield for a particular  30-day period may differ from the yield for other periods.  The SEC formula assumes that the  standardized  yield for a 30-day period occurs at a constant rate for a six-month  period and is annualized at the end of the six-month  period.  Additionally,  because each class of shares is subject to different  expenses,  it is likely that the  standardized yields of the Fund's classes of shares will differ for any 30-day period.

           |_|  Dividend  Yield.  The Fund may quote a "dividend  yield" for each class of its shares.  Dividend  yield is based on the dividends paid on a class of shares during the actual dividend period.  To calculate  dividend yield, the dividends of a class declared during a stated  period are added  together,  and the sum is  multiplied  by 12 (to  annualize  the yield) and  divided by the  maximum offering price on the last day of the dividend period. The formula is shown below:
Dividend Yield = dividends paid x 12/maximum offering price (payment date)

         The maximum  offering price for Class A shares includes the current maximum initial sales charge.  The maximum  offering price for Class B and Class C shares is the net asset value per share,  without  considering the effect of contingent deferred sales charges.
The Class A dividend yield may also be quoted without deducting the maximum initial sales charge.

           |_|  Tax-Equivalent  Yield.  The  "tax-equivalent  yield" of a class of shares is the equivalent yield that would have to be earned on a taxable investment to achieve the after-tax results represented by the Fund's  tax-equivalent  yield. It adjusts the Fund's standardized  yield,  as calculated  above,  by a stated Federal tax rate.  Using  different tax rates to show different tax equivalent yields shows investors in different tax brackets the tax equivalent yield of the Fund based on their own tax bracket.

         The  tax-equivalent  yield is based on a 30-day  period,  and is  computed by dividing  the  tax-exempt  portion of the Fund's current yield (as  calculated  above) by one minus a stated income tax rate.  The result is added to the portion (if any) of the Fund's current yield that is not tax-exempt.

         The  tax-equivalent  yield may be used to compare the tax  effects of income  derived  from the Fund with income from  taxable investments at the tax rates stated.  Your tax bracket is determined by your Federal  taxable income (the net amount subject to Federal income tax after  deductions  and  exemptions).  The  tax-equivalent  yield  table  assumes  that the  investor is taxed at the highest bracket, regardless of whether a switch to non-taxable investments would cause a lower bracket to apply.

-----------------------------------------------------------------------------------------------------------------
                             The Fund's Yields for the 30-Day Periods Ended 9/30/01
-----------------------------------------------------------------------------------------------------------------
------------------- ------------------------------ ------------------------------ -------------------------------
                                                                                       Tax-Equivalent Yield
                         Standardized Yield               Dividend Yield             (39.6% Fed. Tax Bracket)

Class of
Shares
------------------- ------------------------------ ------------------------------ -------------------------------
------------------- -------------- --------------- -------------- --------------- --------------- ---------------
                       Without         After          Without         After          Without          After
                        Sales          Sales           Sales          Sales           Sales           Sales
                       Charge          Charge         Charge          Charge          Charge          Charge
------------------- -------------- --------------- -------------- --------------- --------------- ---------------
------------------- -------------- --------------- -------------- --------------- --------------- ---------------
Class A                   %              %               %              %               %               %
------------------- -------------- --------------- -------------- --------------- --------------- ---------------
------------------- -------------- --------------- -------------- --------------- --------------- ---------------
Class B                   %              %               %              %               %               %
------------------- -------------- --------------- -------------- --------------- --------------- ---------------
------------------- -------------- --------------- -------------- --------------- --------------- ---------------
Class C                   %              %               %              %               %               %
------------------- -------------- --------------- -------------- --------------- --------------- ---------------

         |X| Total Return  Information.  There are different types of "total returns" to measure the Fund's  performance.  Total return is the change in value of a  hypothetical  investment  in the Fund over a given  period,  assuming that all dividends and capital gains distributions  are  reinvested  in  additional  shares  and that the  investment  is  redeemed  at the end of the  period.  Because  of differences  in expenses for each class of shares,  the total returns for each class are  separately  measured.  The  cumulative  total return measures the change in value over the entire period (for example,  ten years).  An average annual total return shows the average rate of return for each year in a period that would  produce the  cumulative  total  return over the entire  period.  However,  average annual total returns do not show actual  year-by-year  performance.  The Fund uses  standardized  calculations for its total returns as prescribed by the SEC. The methodology is discussed below.

         In  calculating  total returns for Class A shares,  the current  maximum sales charge of 3.5% (as a percentage of the offering price) is deducted from the initial  investment ("P") (unless the return is shown without sales charge, as described below).  For Class
B shares,  payment of the  applicable  contingent  deferred  sales  charge is applied,  depending on the period for which the return is shown:  4.0% in the first  year,  3.0% in the  second  year,  2.0% in the third and  fourth  years,  1.0% in the fifth  year,  and none thereafter. For Class C shares, the 1% contingent deferred sales charge is deducted for returns for the 1-year period.

           |_| Average Annual Total Return.  The "average  annual total return" of each class is an average annual  compounded  rate of return for each year in a specified  number of years.  It is the rate of return based on the change in value of a hypothetical  initial investment of $1,000 ("P" in the formula  below) held for a number of years ("n") to achieve an Ending  Redeemable  Value ("ERV" in the formula) of that investment, according to the following formula:

                                         ERV
                                        ------ -1 = AVERAGE ANNUAL TOTAL RETURN
                                          P

           |_|  Cumulative  Total Return.  The  "cumulative  total return"  calculation  measures the change in value of a hypothetical investment  of $1,000 over an entire period of years.  Its  calculation  uses some of the same factors as average  annual total return, but it does not average the rate of return on an annual basis. Cumulative total return is determined as follows:

                                         ERV - P = TOTAL RETURN
                                        ---------
                                             P

           |_| Total  Returns at Net Asset  Value.  From time to time the Fund may also quote a cumulative  or an average  annual total return "at net asset value" (without  deducting sales charges) for Class A, Class B or Class C shares.  Each is based on the difference in net asset  value per  share at the  beginning  and the end of the  period  for a  hypothetical  investment  in that  class of shares
(without  considering  front-end or contingent  deferred sales charges) and takes into  consideration the reinvestment of dividends and capital gains distributions.

--------------------------------------------------------------------------------------------------------------------
                              The Fund's Total Returns for the Periods Ended 9/30/01
--------------------------------------------------------------------------------------------------------------------
---------------- ----------------------- ---------------------------------------------------------------------------
                    Cumulative Total                            Average Annual Total Returns
                   Returns (10 years
                   or life of class)

   Class of
    Shares
---------------- ----------------------- ---------------------------------------------------------------------------
---------------- ----------------------- ------------------------ ------------------------- ------------------------
                                                                           5-Year                   10-Year
                                                 1-Year              (or life of class)       (or life of class)
---------------- ----------------------- ------------------------ ------------------------- ------------------------
---------------- ----------- ----------- ------------ ----------- ------------ ------------ ------------ -----------
                 After       Without        After     Without        After       Without       After     Without
                 Sales       Sales          Sales     Sales          Sales        Sales        Sales     Sales
                   Charge      Charge      Charge       Charge      Charge       Charge       Charge       Charge
---------------- ----------- ----------- ------------ ----------- ------------ ------------ ------------ -----------
---------------- ----------- ----------- ------------ ----------- ------------ ------------ ------------ -----------
    Class A          %           %            %           %            %            %            %           %
---------------- ----------- ----------- ------------ ----------- ------------ ------------ ------------ -----------
---------------- ----------- ----------- ------------ ----------- ------------ ------------ ------------ -----------
   Class B1%           %            %           %            %            %            %           %
---------------- ----------- ----------- ------------ ----------- ------------ ------------ ------------ -----------
---------------- ----------- ----------- ------------ ----------- ------------ ------------ ------------ -----------
   Class C2%           %            %           %            %            %            %           %
---------------- ----------- ----------- ------------ ----------- ------------ ------------ ------------ -----------
1.  Inception of Class B:  9/11/95.  Because Class B Shares  convert to Class A Shares 72 months after  purchase,  the  "life-of-class"
   return for Class B uses Class A performance for the period after conversion.
2. Inception of Class C: 12/01/93

Other Performance  Comparisons.  The Fund compares its performance annually to that of an appropriate broadly based market index in its
Annual Report to shareholders.  You can obtain that information by contacting the Transfer Agent at the addresses or telephone  numbers shown  on the  cover  of this  Statement  of  Additional  Information.  The Fund may  also  compare  its  performance  to that of other investments,  including  other mutual funds,  or use rankings of its  performance by independent  ranking  entities.  Examples of these performance comparisons are set forth below.

         |X|  Lipper  Rankings.  From  time to time the Fund may  publish  the  ranking  of the  performance  of its  shares  by Lipper
Analytical Services,  Inc. ("Lipper").  Lipper is a widely-recognized  independent mutual fund monitoring service.  Lipper monitors the performance of regulated  investment  companies,  including the Fund,  and ranks their  performance  for various  periods in categories based on investment styles.  The performance of the Fund is ranked by Lipper against all other  intermediate  municipal debt funds. The
Lipper  performance  rankings are in total returns that include the reinvestment of capital gain distributions and income dividends but do not take sales charges or taxes into  consideration.  Lipper also publishes  "peer-group"  indices of the  performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories.

         |X|  Morningstar  Ratings  and  Rankings.  From  time to time the Fund may  publish  the  ranking  and/or  star  rating of the performance of its classes of shares by  Morningstar,  Inc., an  independent  mutual fund  monitoring  service.  Morningstar  rates and ranks mutual funds in broad investment  categories:  domestic stock funds,  international stock funds, taxable bond funds and municipal bond funds. The Fund is included in the municipal bond category.

         Morningstar  Proprietary star ratings reflect historical  risk-adjusted total investment return.  Investment return measures a fund's (or class's)  one,- three,- five- and ten-year  average  annual total returns  (depending on the inception of the fund or class)
in excess of 90-day U.S.  Treasury bill returns after  considering the fund's sales charges and expenses.  Risk is measured by a fund's
(or class's)  performance below the 90-day U.S. Treasury bill returns.  Risk and investment return are combined to produce star ratings reflecting  performance relative to the other funds in a fund's category.  Five stars is the "highest" ranking (top 10% of the funds in a category),  four stars is "above  average"  (next 22.5%),  three stars is "average"  (next 35%),  two stars is "below  average" (next
22.5%) and one star is "lowest"  (bottom 10%). The current star rating is the fund's (or class's)  overall rating,  which is the fund's
3-year rating or its combined 3- and 5-year  (weighted  60%/40%  respectively),  or its combined 3-, 5-, and 10-year  rating  (weighted
40%, 30%, 30%, respectively), depending on the inception date of the fund (or class). Ratings are subject to change monthly.

         The Fund may also  compare its total return  ranking to that of other funds in its  Morningstar  category,  in addition to its star ratings.  Those total return  rankings are  percentages  from one percent to one hundred  percent and are not risk  adjusted.  For example, if a fund is in the 94th percentile, that means that 94% of the funds in the same category performed better than it did.

         |X|  Performance  Rankings and Comparisons by Other Entities and  Publications.  From time to time the Fund may include in its advertisements  and sales literature  performance  information about the Fund cited in newspapers and other periodicals such as The New
York Times,  The Wall Street Journal,  Barron's,  or similar  publications.  That information may include  performance  quotations from other sources,  including Lipper and  Morningstar.  The performance of the Fund's Class A, Class B or Class C shares may be compared in publications  to the  performance  of  various  market  indices or other  investments,  and  averages,  performance  rankings  or other benchmarks prepared by recognized mutual fund statistical services.

         Investors  may also wish to compare the Fund's Class A, Class B or Class C returns to the return on  fixed-income  investments available from banks and thrift institutions.  Those include  certificates of deposit,  ordinary  interest-paying  checking and savings accounts,  and other forms of fixed or variable time deposits,  and various other  instruments  such as Treasury  bills.  However,  the
Fund's  returns and share price are not  guaranteed  or insured by the FDIC or any other agency and will  fluctuate  daily,  while bank depository  obligations  may be insured by the FDIC and may  provide  fixed  rates of return.  Repayment  of  principal  and payment of interest on Treasury securities is backed by the full faith and credit of the U.S. government.

         From time to time, the Fund may publish  rankings or ratings of the Manager or Transfer  Agent,  and of the investor  services provided by them to shareholders of the Oppenheimer funds, other than performance  rankings of the Oppenheimer funds themselves.  Those ratings or rankings of shareholder and investor  services by third parties may include  comparisons of their services to those provided by other  mutual  fund  families  selected  by the rating or ranking  services.  They may be based upon the  opinions  of the rating or ranking service itself, using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

         From  time to time the Fund may  include  in its  advertisements  and  sales  literature  the total  return  performance  of a hypothetical  investment  account that includes shares of the Fund and other Oppenheimer  funds. The combined account may be part of an illustration of an asset  allocation model or similar  presentation.  The account  performance may combine total return  performance of the Fund and the total return  performance of other  Oppenheimer  funds included in the account.  Additionally,  from time to time, the
Fund's  advertisements  and sales  literature  may  include,  for  illustrative  or  comparative  purposes,  statistical  data or other information about general or specific market and economic conditions. That may include, for example:
o        information about the performance of certain securities or commodities markets or segments of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the earnings of companies included in segments of particular industries, sectors, securities markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information relating to the gross national or gross domestic product of the United States or other countries or regions,
o        comparisons of various market sectors or indices to demonstrate performance, risk, or other characteristics of the Fund.

ABOUT YOUR ACCOUNT

How to Buy Shares

Additional  information  is  presented  below about the methods  that can be used to buy shares of the Fund.  Appendix C contains  more information  about the special  sales charge  arrangements  offered by the Fund,  and the  circumstances  in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are  purchased  through  AccountLink,  each  purchase  must be at least $25.  Shares will be purchased on the regular  business day the  Distributor  is  instructed  to initiate the Automated  Clearing  House ("ACH")  transfer to buy the shares.
Dividends  will begin to accrue on shares  purchased  with the proceeds of ACH transfers on the business day the Fund receives  Federal
Funds for the purchase  through the ACH system before the close of The New York Stock  Exchange.  The Exchange  normally closes at 4:00
P.M.,  but may close earlier on certain  days.  If Federal  Funds are received on a business day after the close of the  Exchange,  the shares will be purchased  and  dividends  will begin to accrue on the next regular  business  day.  The proceeds of ACH  transfers  are normally  received by the Fund 3 days after the transfers are  initiated.  The  Distributor  and the Fund are not  responsible  for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced Sales Charges.  As discussed in the  Prospectus,  a reduced sales charge rate may be obtained for Class A shares under Right of
Accumulation  and Letters of Intent  because of the economies of sales efforts and reduction in expenses  realized by the  Distributor, dealers and brokers  making such sales.  No sales  charge is imposed in certain  other  circumstances  described  in Appendix C to this
Statement of Additional Information because the Distributor or dealer or broker incurs little or no selling expenses.

         |X| Right of Accumulation.  To qualify for the lower sales charge rates that apply to larger purchases of Class A shares,  you and your spouse can add together:
o        Class A and Class B shares you purchase for your  individual  accounts  (including  IRAs and 403(b) plans),  or for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
o        Current  purchases of Class A, Class B and Class N shares of the Fund and other  Oppenheimer  funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
o        Class A, Class B and Class N shares of  Oppenheimer  funds you  previously  purchased  subject  to an  initial  or  contingent deferred sales charge to reduce the sales charge rate for current purchases of Class A shares,  provided that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares  purchased for a trust,  estate or other  fiduciary  account  (including one or more employee benefit plans of the same employer) that has multiple  accounts.  The Distributor will add the value, at current offering price, of the shares you  previously  purchased and currently own to the value of current  purchases to determine the sales charge rate that applies.
The reduced sales charge will apply only to current purchases. You must request it when you buy shares.

         |X| The Oppenheimer  Funds. The Oppenheimer  funds are those mutual funds for which the Distributor acts as the distributor or the sub-distributor and currently include the following:

Oppenheimer Bond Fund                                         Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                         Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund                         Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund                         Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                               Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                              Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Concentrated Growth Fund                          Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Convertible Securities Fund                       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund                           Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund                       Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund                                    Oppenheimer Rochester National Municipals
Oppenheimer Emerging Growth Fund                              Oppenheimer Senior Floating Rate Fund
Oppenheimer Emerging Technologies Fund                        Oppenheimer Small Cap Value Fund
Oppenheimer Enterprise Fund                                   Oppenheimer Special Value Fund
Oppenheimer Europe Fund                                       Oppenheimer Strategic Income Fund
Oppenheimer Global Fund                                       Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Growth & Income Fund                       Oppenheimer Trinity Core Fund
Oppenheimer Gold & Special Minerals Fund                      Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Growth Fund                                       Oppenheimer Trinity Value Fund
Oppenheimer High Yield Fund                                   Oppenheimer U.S. Government Trust
Oppenheimer Intermediate Municipal Fund                       Oppenheimer Value Fund
Oppenheimer International Bond Fund                           Limited-Term New York Municipal Fund
Oppenheimer International Growth Fund                         Rochester Fund Municipals
Oppenheimer International Small Company Fund                  OSM1- Gartmore Millennium Growth Fund II
Oppenheimer Limited-Term Government Fund                      OSM1 - Jennison Growth Fund
Oppenheimer Main Street Growth & Income Fund                  OSM1 - Mercury Advisors S&P 500 Index
Oppenheimer Main Street Opportunity Fund                      OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer Main Street Small Cap Fund                        OSM1 - QM Active Balanced Fund
Oppenheimer MidCap Fund                                       OSM1 - Salomon Brothers Capital Fund
Oppenheimer Multiple Strategies Fund

And the following money market funds:

Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
Centennial Government Trust                                   Oppenheimer Cash Reserves
Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.

1"OSM" stands for Oppenheimer Select Managers

         There is an initial  sales charge on the purchase of Class A shares of each of the  Oppenheimer  funds except the money market funds. Under certain circumstances described in this Statement of Additional  Information,  redemption proceeds of certain money market fund shares may be  subject to a contingent deferred sales charge.

Letters  of  Intent.  Under a Letter  of  Intent,  if you  purchase  Class A shares or Class A and Class B shares of the Fund and other
Oppenheimer  funds during a 13-month  period,  you can reduce the sales  charge rate that applies to your  purchases of Class A shares.
The total amount of your  intended  purchases of both Class A and Class B shares will  determine  the reduced sales charge rate for the
Class A shares purchased during that period. You can include purchases made up to 90 days before the date of the Letter.

         A Letter of Intent is an investor's  statement in writing to the  Distributor  of the intention to purchase  Class A shares or
Class A and Class B shares of the Fund (and other Oppenheimer  funds) during a 13-month period (the "Letter of Intent period").  At the investor's  request,  this may include  purchases made up to 90 days prior to the date of the Letter.  The Letter states the investor's intention to make the aggregate  amount of purchases of shares which,  when added to the investor's  holdings of shares of those funds, will equal or exceed the amount  specified in the Letter.  Purchases  made by  reinvestment  of dividends or  distributions  of capital gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

         A Letter  enables an investor to count the Class A and Class B shares  purchased  under the Letter to obtain the reduced sales charge rate on purchases of Class A shares of the Fund (and other  Oppenheimer  funds) that applies under the Right of  Accumulation to current  purchases of Class A shares.  Each purchase of Class A shares under the Letter will be made at the offering  price  (including the sales charge) that applies to a single lump-sum purchase of shares in the amount intended to be purchased under the Letter.

         In submitting a Letter, the investor makes no commitment to purchase shares.  However,  if the investor's  purchases of shares within the Letter of Intent period,  when added to the value (at offering  price) of the investor's  holdings of shares on the last day of that period, do not equal or exceed the intended  purchase amount,  the investor agrees to pay the additional amount of sales charge applicable  to such  purchases.  That amount is  described in "Terms of Escrow,"  below (those terms may be amended by the  Distributor from time to time).  The investor  agrees that shares equal in value to 5% of the  intended  purchase  amount will be held in escrow by the  Transfer  Agent  subject  to the Terms of Escrow.  Also,  the  investor  agrees to be bound by the terms of the  Prospectus,  this
Statement of Additional  Information and the Application used for a Letter of Intent.  If those terms are amended,  as they may be from time to time by the Fund, the investor  agrees to be bounded by the amended terms and that those  amendments  will apply  automatically to existing Letters of Intent.

         If the total eligible  purchases made during the Letter of Intent period do not equal or exceed the intended  purchase amount, the  commissions  previously  paid to the dealer of record for the account and the amount of sales charge  retained by the  Distributor will be adjusted to the rates  applicable to actual total  purchases.  If total eligible  purchases  during the Letter of Intent period exceed the intended  purchase  amount and exceed the amount needed to qualify for the next sales charge rate reduction set forth in the
Prospectus,  the sales  charges  paid will be  adjusted  to the lower rate.  That  adjustment  will be made only if and when the dealer returns to the  Distributor the excess of the amount of commissions  allowed or paid to the dealer over the amount of commissions  that apply to the actual  amount of  purchases.  The excess  commissions  returned to the  Distributor  will be used to purchase  additional shares  for the  investor's  account  at the net asset  value per share in  effect  on the date of such  purchase,  promptly  after the
Distributor's receipt thereof.

         In determining  the total amount of purchases made under a Letter,  shares  redeemed by the investor prior to the  termination of the Letter of Intent  period will be deducted.  It is the  responsibility  of the dealer of record and/or the investor to advise the
Distributor  about the  Letter in placing  any  purchase  orders for the  investor  during  the  Letter of Intent  period.  All of such purchases must be made through the Distributor.

         |X| Terms of Escrow That Apply to Letters of Intent.

         1. Out of the initial purchase (or subsequent  purchases if necessary) made pursuant to a Letter,  shares of the Fund equal in value up to 5% of the intended  purchase amount specified in the Letter shall be held in escrow by the Transfer Agent. For example,  if the intended  purchase  amount is $50,000,  the escrow shall be shares valued in the amount of $2,500  (computed at the offering  price adjusted for a $50,000  purchase).  Any  dividends  and capital  gains  distributions  on the  escrowed  shares will be credited to the investor's account.

         2. If the total  minimum  investment  specified  under the  Letter is  completed  within the  thirteen-month  Letter of Intent period, the escrowed shares will be promptly released to the investor.

         3. If, at the end of the  thirteen-month  Letter of Intent period the total purchases pursuant to the Letter are less than the intended  purchase  amount  specified  in the Letter,  the investor  must remit to the  Distributor  an amount equal to the  difference between  the dollar  amount of sales  charges  actually  paid and the amount of sales  charges  which would have been paid if the total amount  purchased  had been made at a single  time.  That  sales  charge  adjustment  will apply to any  shares  redeemed  prior to the completion of the Letter.  If the  difference in sales charges is not paid within twenty days after a request from the  Distributor  or the dealer,  the Distributor  will,  within sixty days of the expiration of the Letter,  redeem the number of escrowed shares necessary to realize such difference in sales charges.  Full and fractional  shares remaining after such redemption will be released from escrow.
If a request is received to redeem  escrowed  shares prior to the payment of such  additional  sales  charge,  the sales charge will be withheld from the redemption proceeds.

         4. By signing the Letter,  the  investor  irrevocably  constitutes  and appoints the  Transfer  Agent as  attorney-in-fact  to surrender for redemption any or all escrowed shares.

         5. The shares  eligible for purchase under the Letter (or the holding of which may be counted  toward  completion of a Letter)
include:

         (a)  Class A shares sold with a front-end sales charge or subject to a Class A contingent deferred sales charge,

(b)      Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and

(c)      Class A or Class B shares  acquired by exchange of either (1) Class A shares of one of the other  Oppenheimer  funds that were acquired  subject  to a Class A initial or  contingent  deferred  sales  charge or (2) Class B shares of one of the other
              Oppenheimer funds that were acquired subject to a contingent deferred sales charge.

         6.  Shares  held in escrow  hereunder  will  automatically  be  exchanged  for shares of another  fund to which an exchange is requested,  as described in the section of the Prospectus  entitled "How to Exchange Shares" and the escrow will be transferred to that other fund.
Asset  Builder  Plans.  To establish an Asset Builder Plan to buy shares  directly  from a bank account,  you must enclose a check (the minimum is $25) for the initial  purchase  with your  application.  Shares  purchased by Asset Builder Plan payments from bank accounts are subject to the redemption  restrictions  for recent purchases  described in the Prospectus.  Asset Builder Plans are available only if your bank is an ACH member.  Asset Builder  Plans may not be used to buy shares for  OppenheimerFunds  employer-sponsored  qualified retirement  accounts.  Asset  Builder Plans also enable  shareholders  of  Oppenheimer  Cash Reserves to use their fund account to make monthly automatic purchases of shares of up to four other Oppenheimer funds.

         If you make payments from your bank account to purchase shares of the Fund,  your bank account will be debited  automatically.
Normally  the debit will be made two  business  days prior to the  investment  dates you  selected  on your  Application.  Neither  the
Distributor,  the Transfer Agent nor the Fund shall be responsible  for any delays in purchasing  shares that result from delays in ACH transmissions.

         Before you establish  Asset Builder  payments,  you should  obtain a prospectus  of the selected  fund(s) from your  financial advisor (or the Distributor)  and request an application  from the Distributor.  Complete the application and return it. You may change the amount of your Asset  Builder  payment or you can  terminate  these  automatic  investments  at any time by writing to the Transfer
Agent. The Transfer Agent requires a reasonable  period  (approximately  10 days) after receipt of your instructions to implement them.
The Fund reserves the right to amend, suspend, or discontinue offering Asset Builder plans at any time without prior notice.

Cancellation  of  Purchase  Orders.  Cancellation  of purchase  orders for the Fund's  shares (for  example,  when a purchase  check is returned to the Fund unpaid)  causes a loss to be incurred  when the net asset value of the Fund's shares on the  cancellation  date is less than on the  purchase  date.  That loss is equal to the amount of the decline in the net asset value per share  multiplied  by the number of shares in the purchase  order.  The investor is  responsible  for that loss. If the investor fails to compensate the Fund for the loss,  the  Distributor  will do so. The Fund may reimburse the  Distributor  for that amount by redeeming  shares from any account registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares.  Each class of shares of the Fund represents an interest in the same portfolio of investments of the Fund.  However, each  class has  different  shareholder  privileges  and  features.  The net income  attributable  to Class B or Class C shares and the dividends  payable on Class B or Class C shares will be reduced by  incremental  expenses  borne solely by that class.  Those  expenses include the asset-based sales charges to which Class B and Class C are subject.

         The  availability  of three  classes of shares  permits an  investor  to choose the method of  purchasing  shares that is more appropriate for the investor.  That may depend on the amount of the purchase,  the length of time the investor  expects to hold shares, and other  relevant  circumstances.  Class A shares  normally are sold subject to an initial  sales  charge.  While Class B and Class C shares have no initial  sales  charge,  the purpose of the deferred  sales charge and  asset-based  sales charge on Class B and Class C shares is the same as that of the initial  sales  charge on Class A shares-to  compensate  the  Distributor  and  brokers,  dealers and financial  institutions  that sell shares of the Fund. A salesperson who is entitled to receive  compensation  from his or her firm for selling Fund shares may receive different levels of compensation for selling one class of shares rather than another.

         The  Distributor  will not  accept any order in the  amount of  $500,000  or more for Class B shares or $1 million or more for
Class C shares on behalf of a single investor (not including dealer "street name" or omnibus  accounts).  That is because  generally it will be more advantageous for that investor to purchase Class A shares of the Fund.

         |X| Class B Conversion.  Under current  interpretations  of applicable federal income tax law by the Internal Revenue Service, the  conversion  of Class B Shares to Class A Shares after six years is not treated as a taxable  event for the  Shareholder.  If those laws or the IRS  interpretation  of those laws should change,  the automatic  conversion  feature may be suspended.  In that event,  no further  conversions  of Class B Shares would occur while that  suspension  remained in effect.  Although  Class B shares could then be exchanged for Class A shares on the basis of relative net asset value of the two classes,  without the  imposition of a sales charge or fee, such exchange  could  constitute a taxable event for the holder,  and absent such  exchange,  Class B shares might  continue to be subject to the asset-based sales charge for longer than six years.

         |X| Allocation of Expenses.  The Fund pays expenses related to its daily  operations,  such as custodian bank fees,  trustees'
fees,  transfer  agency  fees,  legal fees and  auditing  costs.  Those  expenses  are paid out of the  Fund's  assets and are not paid directly by  shareholders.  However,  those  expenses  reduce the net asset value of shares,  and  therefore  are  indirectly  borne by shareholders through their investment.

         The methodology for calculating the net asset value,  dividends and  distributions of the Fund's share classes  recognizes two types of expenses.  General  expenses  that do not pertain  specifically  to any one class are  allocated pro rata to the shares of all classes.  The allocation is based on the  percentage of the Fund's total assets that is  represented  by the assets of each class,  and then equally to each outstanding  share within a given class.  Such general expenses include  management fees,  legal,  bookkeeping and audit fees, printing and mailing costs of shareholder reports,  Prospectuses,  Statements of Additional Information and other materials for current  shareholders,  fees to unaffiliated  Trustees,  custodian bank expenses,  share issuance costs,  organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other expenses that are directly  attributable to a particular class are allocated  equally to each  outstanding  share within that class.  Examples of such expenses  include  distribution and service plan (12b-1) fees,  transfer and shareholder  servicing agent fees and expenses, and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

Determination  of Net Asset Values Per Share.  The net asset values per share of each class of shares of the Fund are  determined as of the close of business of The New York Stock  Exchange on each day that the  Exchange is open.  It is done by dividing  the value of the
Fund's net assets  attributable to that class by the number of shares of that class that are outstanding.  The Exchange normally closes at 4:00 P.M., New York time, but may close earlier on some other days (for example,  in case of weather  emergencies or on days falling before a U.S holiday).  The Exchange's  most recent annual  announcement  (which is subject to change) states that it will close on New
Year's Day, Martin Luther King, Jr. Day,  Presidents' Day, Good Friday,  Memorial Day,  Independence  Day, Labor Day,  Thanksgiving Day
and Christmas Day. It may also close on other days.

         Dealers  other than  Exchange  members may conduct  trading in  municipal  securities  on days on which the Exchange is closed
(including  weekends and U.S holidays) or after 4:00 P.M. on a regular  business  day.  Because the Fund's net asset values will not be calculated on those days, the Fund's net asset values per share may be  significantly  affected on such days when  shareholders may not purchase or redeem shares.

         |X|  Securities  Valuation.  The  Fund's  Board of  Trustees  has  established  procedures  for the  valuation  of the  Fund's securities. In general those procedures are as follows:

         |_|  Long-term  debt  securities  having a remaining  maturity in excess of 60 days are valued  based on the mean  between the
"bid" and "asked" prices  determined by a portfolio pricing service approved by the Fund's Board of Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry.

         |_| The following  securities  are valued at the mean between the "bid" and "asked"  prices  determined  by a pricing  service approved by the Fund's  Board of Trustees or obtained  by the Manager  from two active  market  makers in the  security on the basis of reasonable inquiry:

(1)      debt instruments that have a maturity of more than 397 days when-issued,

(2)      debt instruments that had a maturity of 397 days or less when-issued and have a remaining maturity of more than 60 days, and

(3)      non-money market debt  instruments that had a maturity of 397 days or less when-issued and which have a remaining  maturity of
              60 days or less.

         |_| The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts:

(1)      money market debt securities held by a non-money  market fund that had a maturity of less than 397 days  when-issued that have a remaining maturity of 60 days or less, and

(2)      debt instruments held by a money market fund that have a remaining maturity of 397 days or less.

         |_|  Securities  not  having  readily-available  market  quotations  are  valued at fair value  determined  under the  Board's procedures.

         If the Manager is unable to locate two market  makers  willing to give  quotes,  a security  may be priced at the mean between the "bid" and "asked"  prices  provided by a single  active  market maker (which in certain  cases may be the "bid" price if no "asked"
price is available).

         In the case of municipal  securities,  when last sale  information  is not  generally  available,  the Manager may use pricing services approved by the Board of Trustees.  The pricing service may use "matrix" comparisons to the prices for comparable  instruments on the basis of quality,  yield,  maturity.  Other special factors may be involved (such as the tax-exempt  status of the interest paid by municipal securities).  The Manager will monitor the accuracy of the pricing services.  That monitoring may include comparing prices used for portfolio valuation to actual sales prices of selected securities.

         Puts,  calls,  interest  rate  futures and  municipal  bond index  futures are valued at the last sale price on the  principal exchange on which they are traded or on NASDAQ,  as applicable,  as determined by a pricing  service  approved by the Board of Trustees or by the Manager.  If there were no sales that day, they shall be valued at the last sale price on the preceding  trading day if it is within the spread of the closing  "bid" and "asked"  prices on the principal  exchange or on NASDAQ on the valuation  date. If not, the value shall be the closing bid price on the principal  exchange or on NASDAQ on the  valuation  date. If the put, call or future is not traded on an exchange or on NASDAQ,  it shall be valued by the mean between "bid" and "asked"  prices  obtained by the Manager from two active market makers. In certain cases that may be at the "bid" price if no "asked" price is available.

         When the Fund writes an option,  an amount  equal to the premium  received is included in the Fund's  Statement  of Assets and
Liabilities as an asset. An equivalent  credit is included in the liability  section.  The credit is adjusted  ("marked-to-market")  to reflect the current market value of the option.  In determining  the Fund's gain on  investments,  if a call or put written by the Fund is exercised,  the proceeds are increased by the premium  received.  If a call or put written by the Fund expires,  the Fund has a gain in the amount of the  premium.  If the Fund enters  into a closing  purchase  transaction,  it will have a gain or loss,  depending  on whether the premium  received  was more or less than the cost of the closing  transaction.  If the Fund  exercises a put it holds,  the amount the Fund receives on its sale of the underlying investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

The information below supplements the terms and conditions for redeeming shares set forth in the Prospectus.

Checkwriting.  When a check is presented to the Fund's bank for clearance,  the bank will ask the Fund to redeem a sufficient number of full and fractional shares in the  shareholder's  account to cover the amount of the check. This enables the shareholder to continue to receive  dividends on those shares until the check is presented to the Fund.  Checks may not be presented for payment at the offices of the bank listed on the check or at the Fund's  custodian  bank.  That  limitation  does not affect the use of checks for the payment of bills or to obtain cash at other banks. The Fund reserves the right to amend, suspend or discontinue offering  checkwriting  privileges at any time. The Fund will provide you notice whenever it is required to do so by applicable law.

         In  choosing  to take  advantage  of the  Checkwriting  privilege  by signing  the  Account  Application  or by  completing  a
Checkwriting card, each individual who signs:

(1)      for individual accounts, represents that they are the registered owner(s) of the shares of the Fund in that account;

(2)      for  accounts  for  corporations,  partnerships,  trusts and other  entities,  represents  that they are an  officer,  general partner,  trustee or other  fiduciary  or agent,  as  applicable,  duly  authorized  to act on behalf of such  registered owner(s);

(3)      authorizes the Fund,  its Transfer  Agent and any bank through which the Fund's drafts  (checks) are payable to pay all checks drawn on the Fund  account of such  person(s)  and to redeem a  sufficient  amount of shares  from that  account to cover payment of each check;

(4)      specifically  acknowledges  that if they choose to permit checks to be honored if there is a single  signature on checks drawn against joint accounts, or accounts for corporations,  partnerships,  trusts or other entities,  the signature of any one signatory on a check will be sufficient to authorize payment of that check and redemption from the account,  even if that account  is  registered  in the  names of more  than one  person or more than one  authorized  signature  appears  on the
              Checkwriting card or the Application, as applicable;

(5)      understands that the Checkwriting privilege may be terminated or amended at any time by the Fund and/or the Fund's bank; and

(6)      acknowledges  and agrees that neither the Fund nor its bank shall incur any liability  for that  amendment or  termination  of checkwriting  privileges  or for  redeeming  shares to pay  checks  reasonably  believed  by them to be  genuine,  or for returning or not paying checks that have not been accepted for any reason.

Reinvestment Privilege. Within six months of a redemption, a shareholder may reinvest all or part of the redemption proceeds of:

         |_|  Class A shares  purchased  subject to an initial  sales  charge or Class A shares on which a  contingent  deferred  sales charge was paid, or

         |_|  Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The  reinvestment  may be made without sales charge only in Class A shares of the Fund or any of the other  Oppenheimer  funds into which shares of the Fund are  exchangeable as described in "How to Exchange Shares" below.  Reinvestment  will be at the net asset value next computed after the Transfer Agent receives the  reinvestment  order.  The  shareholder  must ask the Transfer Agent for that privilege at the time of reinvestment.  This privilege does not apply to Class C shares. The Fund may amend,  suspend or cease offering this reinvestment privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation.

         Any capital gain that was  realized  when the shares were  redeemed is taxable,  and  reinvestment  will not alter any capital gains  tax  payable  on that  gain.  If  there  has  been a  capital  loss on the  redemption,  some or all of the  loss may not be tax deductible,  depending on the timing and amount of the  reinvestment.  Under the Internal  Revenue Code, if the redemption  proceeds of
Fund shares on which a sales charge was paid are  reinvested in shares of the Fund or another of the  Oppenheimer  funds within 90 days of payment of the sales  charge,  the  shareholder's  basis in the shares of the Fund that were  redeemed may not include the amount of the sales  charge paid.  That would reduce the loss or increase the gain  recognized  from the  redemption.  However,  in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind." The Prospectus  states that payment for shares tendered for redemption is ordinarily made in cash.  However,  under certain  circumstances,  the Board of Trustees of the Fund may  determine  that it would be  detrimental  to the best  interests of the remaining  shareholders of the Fund to make payment of a redemption  order wholly or partly in cash. In that case, the Fund may pay the redemption  proceeds in whole or in part by a distribution  "in kind" of liquid  securities  from the portfolio of the Fund, in lieu of cash.

         The Fund has elected to be governed by Rule 18f-1 under the  Investment  Company Act.  Under that rule,  the Fund is obligated to redeem  shares  solely in cash up to the lesser of $250,000 or 1% of the net assets of the Fund during any 90-day period for any one shareholder.  If shares are redeemed in kind, the redeeming  shareholder might incur brokerage or other costs in selling the securities for cash.  The Fund will value  securities  used to pay  redemptions in kind using the same method the Fund uses to value its portfolio securities  described  above under  "Determination  of Net Asset  Values Per  Share."  That  valuation  will be made as of the time the redemption price is determined.

Involuntary  Redemptions.  The Fund's Board of Trustees  has the right to cause the  involuntary  redemption  of the shares held in any account if the  aggregate  net asset value of those  shares is less than $200 or such lesser  amount as the Board may fix. The Board of
Trustees will not cause the  involuntary  redemption of shares in an account if the aggregate net asset value of such shares has fallen below  the  stated  minimum  solely as a result  of  market  fluctuations.  If the  Board  exercises  this  right,  it may also fix the requirements  for any notice to be given to the  shareholders  in question  (not less than 30 days).  The Board may  alternatively  set requirements  for the  shareholder  to increase  the  investment,  or set other terms and  conditions  so that the shares  would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different  registration  is not an event that  triggers  the payment of sales  charges.
Therefore,  shares are not subject to the payment of a  contingent  deferred  sales  charge of any class at the time of transfer to the name of another person or entity. It does not matter whether the transfer occurs by absolute  assignment,  gift or bequest,  as long as it does not involve,  directly or indirectly,  a public sale of the shares.  When shares subject to a contingent  deferred sales charge are transferred,  the transferred  shares will remain subject to the contingent  deferred sales charge. It will be calculated as if the transferee shareholder had acquired the transferred shares in the same manner and at the same time as the transferring shareholder.

         If less than all shares held in an account are  transferred,  and some but not all shares in the account would be subject to a contingent  deferred  sales charge if redeemed at the time of transfer,  the priorities  described in the Prospectus  under "How to Buy
Shares" for the  imposition of the Class B or Class C contingent  deferred  sales charge will be followed in  determining  the order in which shares are transferred.

Special  Arrangements  for Repurchase of Shares from Dealers and Brokers.  The Distributor is the Fund's agent to repurchase its shares from authorized  dealers or brokers on behalf of their  customers.  Shareholders  should contact their broker or dealer to arrange this type of redemption.  The repurchase  price per share will be the net asset value next computed after the Distributor  receives an order placed by the dealer or broker.  However,  if the  Distributor  receives a repurchase  order from a dealer or broker after the close of
The New York Stock  Exchange on a regular  business  day, it will be  processed at that day's net asset value if the order was received by the dealer or broker from its customers prior to the time the Exchange closes.  Normally,  the Exchange closes at 4:00 P.M., but may do so earlier on some days.  Additionally,  the order must have been transmitted to and received by the Distributor  prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily,  for accounts  redeemed by a broker-dealer  under this procedure,  payment will be made within three business days after the  shares  have been  redeemed  upon the  Distributor's  receipt of the  required  redemption  documents  in proper  form.  The signature(s) of the registered owners on the redemption documents must be guaranteed as described in the Prospectus.

Automatic  Withdrawal  and Exchange  Plans.  Investors  owning  shares of the Fund valued at $5,000 or more can  authorize the Transfer
Agent to redeem shares (having a value of at least $50)  automatically  on a monthly,  quarterly,  semi-annual or annual basis under an
Automatic  Withdrawal  Plan.  Shares will be redeemed three business days prior to the date requested by the shareholder for receipt of the  payment.  Automatic  withdrawals  of up to $1,500 per month may be  requested  by  telephone  if payments  are to be made by check payable to all  shareholders  of record.  Payments  must also be sent to the address of record for the account and the address must not have been changed within the prior 30 days.  Required minimum  distributions from  OppenheimerFunds-sponsored  retirement plans may not be arranged on this basis.

         Payments are normally made by check, but shareholders  having AccountLink  privileges (see "How To Buy Shares") may arrange to
have  Automatic   Withdrawal  Plan  payments   transferred  to  the  bank  account   designated  on  the  Account   Application  or  by
signature-guaranteed  instructions sent to the Transfer Agent.  Shares are normally  redeemed pursuant to an Automatic  Withdrawal Plan three business days before the payment  transmittal date you select in the Account  Application.  If a contingent deferred sales charge applies to the redemption, the amount of the check or payment will be reduced accordingly.

         The Fund  cannot  guarantee  receipt of a payment on the date  requested.  The Fund  reserves  the right to amend,  suspend or discontinue  offering these plans at any time without prior notice.  Because of the sales charge  assessed on Class A share  purchases, shareholders  should not make regular additional Class A share purchases while  participating in an Automatic  Withdrawal Plan. Class B and Class C shareholders  should not establish automatic  withdrawal plans,  because of the imposition of the contingent deferred sales charge on such withdrawals  (except where the Class B or Class C contingent  deferred sales charge is waived as described in Appendix C to this Statement of Additional Information).

         By requesting an Automatic  Withdrawal or Exchange Plan,  the  shareholder  agrees to the terms and  conditions  that apply to such plans, as stated below.  These provisions may be amended from time to time by the Fund and/or the Distributor.  When adopted,  any amendments will automatically apply to existing Plans.

         |X| Automatic Exchange Plans.  Shareholders can authorize the Transfer Agent to exchange a pre-determined  amount of shares of the Fund for shares (of the same class) of other Oppenheimer funds automatically on a monthly,  quarterly,  semi-annual or annual basis under an Automatic  Exchange Plan. The minimum amount that may be exchanged to each other fund account is $25.  Instructions  should be provided on the  OppenheimerFunds  Application or  signature-guaranteed  instructions.  Exchanges made under these plans are subject to the  restrictions  that apply to exchanges as set forth in "How to Exchange  Shares" in the  Prospectus  and below in this Statement of
Additional Information.

         |X|  Automatic  Withdrawal  Plans.  Fund shares will be redeemed as necessary to meet  withdrawal  payments.  Shares  acquired without a sales charge will be redeemed  first.  Shares  acquired with  reinvested  dividends and capital gains  distributions  will be redeemed next,  followed by shares acquired with a sales charge,  to the extent necessary to make withdrawal  payments.  Depending upon the amount  withdrawn,  the investor's  principal may be depleted.  Payments made under these plans should not be considered as a yield or income on your investment.

         The  Transfer  Agent  will  administer  the  investor's  Automatic  Withdrawal  Plan  as  agent  for the  shareholder(s)  (the
"Planholder") who executed the Plan  authorization and application  submitted to the Transfer Agent.  Neither the Fund nor the Transfer
Agent shall incur any liability to the  Planholder  for any action taken or not taken by the Transfer Agent in good faith to administer the Plan.  Share  certificates  will not be issued for shares of the Fund purchased for and held under the Plan, but the Transfer Agent will credit all such shares to the account of the  Planholder on the records of the Fund. Any share  certificates  held by a Planholder may be surrendered  unendorsed to the Transfer Agent with the Plan  application so that the shares  represented by the  certificate may be held under the Plan.

         For accounts subject to Automatic  Withdrawal Plans,  distributions of capital gains must be reinvested in shares of the Fund, which  will be done at net  asset  value  without  a sales  charge.  Dividends  on shares  held in the  account  may be paid in cash or reinvested.

         Shares will be redeemed to make  withdrawal  payments at the net asset  value per share  determined  on the  redemption  date.
Checks or AccountLink  payments  representing the proceeds of Plan  withdrawals will normally be transmitted  three business days prior to the date selected for receipt of the payment,  according to the choice  specified in writing by the  Planholder.  Receipt of payment on the date selected cannot be guaranteed.

         The  amount and the  interval  of  disbursement  payments  and the  address  to which  checks are to be mailed or  AccountLink payments are to be sent may be changed at any time by the Planholder by writing to the Transfer Agent.  The Planholder  should allow at least two weeks' time after mailing such  notification for the requested  change to be put in effect.  The Planholder may, at any time, instruct the  Transfer  Agent by written  notice to redeem all, or any part of, the shares held under the Plan.  That notice must be in proper form in accordance  with the  requirements  of the  then-current  Prospectus of the Fund. In that case,  the Transfer Agent will redeem  the  number of shares  requested  at the net asset  value  per share in effect  and will mail a check for the  proceeds  to the
Planholder.

         The Planholder  may terminate a Plan at any time by writing to the Transfer  Agent.  The Fund may also give  directions to the
Transfer  Agent to terminate a Plan.  The Transfer  Agent will also  terminate a Plan upon its receipt of evidence  satisfactory  to it that the Planholder has died or is legally  incapacitated.  Upon  termination of a Plan by the Transfer Agent or the Fund,  shares that have  not  been  redeemed  will be  held in  uncertificated  form  in the  name of the  Planholder.  The  account  will  continue  as a dividend-reinvestment,  uncertificated  account  unless and until proper  instructions  are received  from the  Planholder,  his or her executor or guardian, or another authorized person.

         To use shares held under the Plan as collateral for a debt,  the  Planholder  may request  issuance of a portion of the shares in  certificate  form.  Upon written  request from the  Planholder,  the Transfer Agent will determine the number of shares for which a certificate may be issued without causing the withdrawal checks to stop. However,  should such uncertificated  shares become exhausted,
Plan withdrawals will terminate.

         If the Transfer  Agent ceases to act as transfer  agent for the Fund,  the  Planholder  will be deemed to have  appointed  any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

As stated in the Prospectus,  shares of a particular  class of Oppenheimer  funds having more than one class of shares may be exchanged only for shares of the same class of other  Oppenheimer  funds.  Shares of  Oppenheimer  funds that have a single class without a class designation  are deemed  "Class A" shares for this  purpose.  You can obtain a current list showing  which funds offer which classes by calling the Distributor at 1.800.525.7048.
o        All of the Oppenheimer funds currently offer Class A, B and C shares except  Oppenheimer  Money Market Fund, Inc.,  Centennial
         Money  Market  Trust,  Centennial  Tax Exempt  Trust,  Centennial  Government  Trust,  Centennial  New York Tax Exempt  Trust,
         Centennial California Tax Exempt Trust, and Centennial America Fund, L.P., which only offer Class A shares.
o        Class B, Class C and Class N shares of  Oppenheimer  Cash  Reserves are  generally  available  only by exchange  from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored 401(k) plans.
o        Only certain  Oppenheimer  funds  currently  offer Class Y shares.  Class Y shares of  Oppenheimer  Real Asset Fund may not be exchanged for shares of any other fund.
o        Only certain  Oppenheimer  funds  currently offer Class N shares,  which are only offered to retirement  plans as described in the Prospectus. Class N shares can be exchanged only for Class N shares of other Oppenheimer funds.
o        Class M shares of  Oppenheimer  Convertible  Securities  Fund may be  exchanged  only for Class A shares of other  Oppenheimer funds.  They may not be acquired by exchange of shares of any class of any other  Oppenheimer  funds  except Class A shares of
         Oppenheimer Money Market Fund or Oppenheimer Cash Reserves acquired by exchange of Class M shares.
o        Class X shares of Limited Term New York  Municipal Fund can be exchanged  only for Class B shares of other  Oppenheimer  funds and no exchanges may be made to Class X shares.
o        Shares of  Oppenheimer  Capital  Preservation  Fund may not be exchanged for shares of  Oppenheimer  Money Market Fund,  Inc.,
         Oppenheimer  Cash Reserves or Oppenheimer  Limited-Term  Government  Fund. Only  participants in certain  retirement plans may purchase  shares  of  Oppenheimer  Capital  Preservation  Fund,  and only  those  participants  may  exchange  shares of other
         Oppenheimer funds for shares of Oppenheimer Capital Preservation Fund.
o        Class A shares of Oppenheimer  Senior  Floating Rate Fund are not available by exchange of shares of Oppenheimer  Money Market
         Fund or Class A shares of Oppenheimer  Cash  Reserves.  If any Class A shares of another  Oppenheimer  fund that are exchanged for Class A shares of  Oppenheimer  Senior  Floating Rate Fund are subject to the Class A contingent  deferred sales charge of the other  Oppenheimer  fund at the time of exchange,  the holding  period for that Class A contingent  deferred  sales charge will carry over to the Class A shares of Oppenheimer  Senior  Floating Rate Fund acquired in the exchange.  The Class A shares of Oppenheimer  Senior Floating Rate Fund acquired in that exchange will be subject to the Class A Early Withdrawal  Charge of
         Oppenheimer Senior Floating Rate Fund if they are repurchased before the expiration of the holding period.
o        Class A, Class B, Class C and Class Y Shares of Oppenheimer  Select Managers  Mercury  Advisors S&P Index Fund and Oppenheimer
         Select  Managers QM Active  Balanced Fund are only  available to retirement  plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

         Class A shares of  Oppenheimer  funds may be  exchanged  at net asset value for shares of any money market fund offered by the
Distributor.  Shares of any money  market fund  purchased  without a sales  charge may be  exchanged  for shares of  Oppenheimer  funds offered with a sales charge upon payment of the sales charge.  They may also be used to purchase  shares of  Oppenheimer  funds subject to an early withdrawal charge or contingent deferred sales charge.

         Shares of Oppenheimer  Money Market Fund, Inc.  purchased with the redemption  proceeds of shares of other mutual funds (other than funds  managed by the  Manager or its  subsidiaries)  redeemed  within the 30 days  prior to that  purchase  may  subsequently  be exchanged for shares of other Oppenheimer  funds without being subject to an initial sales charge or contingent  deferred sales charge.
To qualify for that privilege,  the investor or the investor's  dealer must notify the Distributor of eligibility for this privilege at the time the shares of Oppenheimer Money Market Fund, Inc. are purchased.  If requested,  they must supply proof of entitlement to this privilege.

         Shares of the Fund acquired by  reinvestment of dividends or  distributions  from any of the other  Oppenheimer  funds or from any unit investment trust for which  reinvestment  arrangements have been made with the Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         The Fund may amend,  suspend or terminate  the exchange  privilege at any time.  Although the Fund may impose these changes at any time,  it will provide you with notice of those changes  whenever it is required to do so by applicable  law. It may be required to provide 60 days notice  prior to  materially  amending or  terminating  the exchange  privilege.  That 60 day notice is not required in extraordinary circumstances.

         |X| How Exchanges Affect  Contingent  Deferred Sales Charges.  No contingent  deferred sales charge is imposed on exchanges of shares of any class  purchased  subject to a contingent  deferred sales charge.  However,  when Class A shares  acquired by exchange of
Class A shares of other  Oppenheimer  funds  purchased  subject to a Class A contingent  deferred  sales charge are redeemed  within 18 months of the end of the calendar  month of the initial  purchase of the  exchanged  Class A shares,  the Class A  contingent  deferred sales charge is imposed on the redeemed shares.  The Class B contingent  deferred sales charge is imposed on Class B shares acquired by exchange if they are redeemed within 6 years of the initial purchase of the exchanged Class B shares.  The Class C contingent  deferred sales  charge is imposed on Class C shares  acquired by exchange if they are redeemed  within 12 months of the initial  purchase of the exchanged Class C shares.

         When Class B or Class C shares are  redeemed to effect an  exchange,  the  priorities  described in "How To Buy Shares" in the
Prospectus  for the  imposition  of the Class B or the Class C contingent  deferred  sales charge will be followed in  determining  the order in which the shares are exchanged.  Before exchanging shares,  shareholders  should take into account how the exchange may affect any contingent  deferred  sales charge that might be imposed in the  subsequent  redemption of remaining  shares.  Shareholders  owning shares of more than one class must specify which class of shares they wish to exchange.

         |X| Limits on  Multiple  Exchange  Orders.  The Fund  reserves  the right to reject  telephone  or written  exchange  requests submitted in bulk by anyone on behalf of more than one  account.  The Fund may accept  requests for  exchanges of up to 50 accounts per day from representatives of authorized dealers that qualify for this privilege.

         |X| Telephone  Exchange  Requests.  When exchanging  shares by telephone,  a shareholder  must have an existing account in the fund to which the exchange is to be made.  Otherwise,  the investors must obtain a Prospectus of that fund before the exchange  request may be  submitted.  If all  telephone  lines  are  busy  (which  might  occur,  for  example,  during  periods  of  substantial  market fluctuations), shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

         |X|  Processing  Exchange  Requests.  Shares to be  exchanged  are redeemed on the regular  business  day the  Transfer  Agent receives an exchange request in proper form (the "Redemption Date").  Normally,  shares of the fund to be acquired are purchased on the
Redemption  Date,  but such  purchases  may be  delayed  by either  fund up to five  business  days if it  determines  that it would be disadvantaged  by an immediate  transfer of the redemption  proceeds.  The Fund reserves the right,  in its  discretion,  to refuse any exchange request that may disadvantage it. For example,  if the receipt of multiple  exchange  requests from a dealer might require the disposition  of  portfolio  securities  at a time or at a price  that  might be  disadvantageous  to the Fund,  the Fund may refuse the request.  For full or partial  exchanges of an account made by telephone,  any special account features such as Asset Builder Plans and
Automatic  Withdrawal  Plans will be switched to the new account unless the Transfer Agent is instructed  otherwise.  When you exchange some or all of your  shares  from  one fund to  another,  any  special  account  feature  such as an Asset  Builder  Plan or  Automatic
Withdrawal  Plan,  will be  switched  to the new fund  account  unless  you tell the  Transfer  Agent  not to do so.  However,  special redemption and exchange  features such as Automatic  Exchange Plans and Automatic  Withdrawal Plans cannot be switched to an account in
Oppenheimer Senior Floating Rate Fund.

         In  connection  with any  exchange  request,  the  number of shares  exchanged  may be less than the number  requested  if the exchange  or the number  requested  would  include  shares  subject to a  restriction  cited in the  Prospectus  or this  Statement  of
Additional  Information,  or would include shares covered by a share certificate that is not tendered with the request. In those cases, only the shares available for exchange without restriction will be exchanged.

         The  different  Oppenheimer  funds  available  for exchange  have  different  investment  objectives,  policies  and risks.  A shareholder  should assure that the fund selected is appropriate for his or her investment and should be aware of the tax  consequences of an exchange.  For federal  income tax  purposes,  an exchange  transaction  is treated as a  redemption  of shares of one fund and a purchase of shares of another.  "Reinvestment  Privilege," above,  discusses some of the tax consequences of reinvestment of redemption proceeds in such cases. The Fund, the Distributor,  and the Transfer Agent are unable to provide  investment,  tax or legal advice to a shareholder in connection with an exchange request or any other investment transaction.

Dividends and Taxes

Dividends  and  Distributions.  Dividends  will be payable on shares held of record at the time of the  previous  determination  of net asset  value,  or as  otherwise  described  in "How to Buy Shares."  Daily  dividends  will not be declared or paid on newly  purchased shares until such time as Federal Funds (funds  credited to a member  bank's  account at the Federal  Reserve Bank) are available  from the purchase  payment for such shares.  Normally,  purchase  checks  received from investors are converted to Federal Funds on the next business day. Shares  purchased  through dealers or brokers  normally are paid for by the third business day following the placement of the purchase order.

         Shares redeemed  through the regular  redemption  procedure will be paid dividends  through and including the day on which the redemption  request is received by the Transfer Agent in proper form.  Dividends will be declared on shares  repurchased by a dealer or broker for three business days  following the trade date (that is, up to and including the day prior to settlement of the  repurchase).
If all shares in an account are redeemed,  all dividends  accrued on shares of the same class in the account will be paid together with the redemption proceeds.

         The Fund's  practice of attempting to pay dividends on Class A shares at a constant  level requires the Manager to monitor the
Fund's  portfolio and, if necessary,  to select  higher-yielding  securities when it is deemed  appropriate to seek income at the level needed to meet the  target.  Those  securities  must be within the  Fund's  investment  parameters,  however.  The Fund  expects to pay dividends  at a targeted  level from its net  investment  income and other  distributable  income  without  any impact on the net asset values per share.

         Dividends,  distributions  and the proceeds of the redemption of Fund shares  represented  by checks  returned to the Transfer
Agent by the Postal Service as undeliverable  will be invested in shares of Oppenheimer  Money Market Fund, Inc.  Reinvestment  will be made as  promptly  as  possible  after the return of such  checks to the  Transfer  Agent,  to enable the  investor to earn a return on otherwise  idle funds.  Unclaimed  accounts may be subject to state  escheatment  laws, and the Fund and the Transfer Agent will not be liable to shareholders or their representatives for compliance with those laws in good faith.

         The  amount of a  distribution  paid on a class of  shares  may vary from time to time  depending  on market  conditions,  the composition of the Fund's  portfolio,  and expenses borne by the Fund or borne  separately by a class.  Dividends are calculated in the same  manner,  at the same time and on the same day for  shares of each  class.  However,  dividends  on Class B and Class C shares are expected to be lower than dividends on Class A shares.  That is due to the effect of the asset-based  sales charge on Class B and Class
C shares.  Those  dividends will also differ in amount as a consequence of any difference in net asset value among the different  class of shares.

Tax Status of the Fund's  Dividends and  Distributions.  The Fund intends to qualify under the Internal Revenue Code during each fiscal year to pay  "exempt-interest  dividends" to its  shareholders.  Exempt-interest  dividends that are derived from net investment income earned by the Fund on municipal securities will be excludable from gross income of shareholders for Federal income tax purposes.

         Net  investment  income  includes the  allocation of amounts of income from the municipal  securities in the Fund's  portfolio that are free from federal income taxes.  This allocation  will be made by the use of one designated  percentage  applied  uniformly to all income  dividends paid during the Fund's tax year. That  designation will normally be made following the end of each fiscal year as to income  dividends  paid in the prior year.  The  percentage of income  designated as tax-exempt  may  substantially  differ from the percentage of the Fund's income that was tax-exempt for a given period.

         A portion of the exempt-interest  dividends paid by the Fund may be an item of tax preference for shareholders  subject to the alternative  minimum tax. The amount of any dividends  attributable to tax preference items for purposes of the alternative minimum tax will be identified when tax information is distributed by the Fund.

         A  shareholder  receiving  a dividend  from income  earned by the Fund from one or more of the  following  sources  treats the dividend as a receipt of either  ordinary income or long-term  capital gain in the  computation of gross income,  regardless of whether the dividend is reinvested:

(1)      certain  taxable  temporary  investments  (such as  certificates  of  deposit,  repurchase  agreements,  commercial  paper and obligations of the U.S. government, its agencies and instrumentalities);

(2)      income from securities loans; or

(3)      an excess of net short-term capital gain over net long-term capital loss from the Fund.

         The Fund's  dividends  will not be eligible for the  dividends-received  deduction for  corporations.  Shareholders  receiving
Social Security benefits should be aware that  exempt-interest  dividends are a factor in determining whether such benefits are subject to federal income tax.  Losses  realized by  shareholders  on the redemption of Fund shares within six months of purchase (which period may be  shortened  by  regulation)  will be  disallowed  for federal  income tax  purposes to the extent of  exempt-interest  dividends received on such shares.

         If the Fund qualifies as a "regulated  investment  company" under the Internal Revenue Code, it will not be liable for federal income taxes on amounts paid by it as dividends and  distributions.  That  qualification  enables the Fund to "pass through" its income and realized capital gains to shareholders  without having to pay tax on them. The Fund qualified as a regulated  investment company in its last fiscal  year and  intends to qualify in future  years,  but  reserves  the right not to qualify.  The  Internal  Revenue  Code contains a number of complex tests to determine  whether the Fund qualifies.  The Fund might not meet those tests in a particular year.
If it does not qualify,  the Fund will be treated for tax purposes as an ordinary  corporation  and will receive no tax  deduction  for payments of dividends and distributions made to shareholders.

         Under the Internal  Revenue  Code,  by December 31 each year the Fund must  distribute  98% of its taxable  investment  income earned from  January 1 through  December 31  of that year and 98% of its capital  gains  realized in the period from  November 1 of the prior year through October 31 of the current year. If it does not, the Fund must pay an excise tax on the amounts not  distributed.  It is presently  anticipated  that the Fund will meet those  requirements.  However,  the Fund's  Board of Trustees and the Manager  might determine in a particular year that it would be in the best interest of shareholders  not to make  distributions at the required levels and to pay the excise tax on the  undistributed  amounts.  That would  reduce  the  amount of income or  capital  gains  available  for distribution to shareholders.

Dividend  Reinvestment  in  Another  Fund.  Shareholders  of the  Fund  may  elect to  reinvest  all  dividends  and/or  capital  gains distributions in shares of the same class of any of the other  Oppenheimer  funds listed above.  Reinvestment will be made at net asset value  without  sales  charge.  To elect this  option,  the  shareholder  must  notify the  Transfer  Agent in writing and must have an existing account in the fund selected for  reinvestment.  Otherwise the shareholder must first obtain a prospectus for that fund and an application  from the Transfer Agent to establish an account.  The  investment  will be made at the net asset value per share in effect at the close of business on the payable  date of the  dividend or  distribution.  Dividends  and/or  distributions  from certain of the other Oppenheimer funds may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The  Distributor.  The Fund's  shares are sold  through  dealers,  brokers and other  financial  institutions  that have a sales charge agreement with  OppenheimerFunds  Distributor,  Inc. a subsidiary of the Manager that acts as the Fund's  Distributor.  The Distributor also distributes shares of the other Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Manager.

The Transfer  Agent.  OppenheimerFunds  Services,  the Fund's  Transfer  Agent,  is a division of the Manager.  It is  responsible  for maintaining  the Fund's  shareholder  registry and  shareholder  accounting  records,  and for paying  dividends and  distributions  to shareholders.  It also handles shareholder  servicing and administrative  functions.  It serves as the Transfer Agent for an annual per account fee. It also acts as  shareholder-servicing  agent for the other Oppenheimer funds.  Shareholders should direct inquiries about their accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

The Custodian.  Citibank, N.A. is the custodian bank of the Fund's assets. The custodian bank's  responsibilities  include safeguarding and  controlling  the Fund's  portfolio  securities  and handling the delivery of such  securities to and from the Fund. It will be the practice of the Fund to deal with the custodian bank in a manner  uninfluenced by any banking  relationship the custodian bank may have with the Manager and its  affiliates.  The Fund's cash  balances  with the  custodian  bank in excess of $100,000 are not  protected by
Federal Deposit Insurance. Those uninsured balances may at times be substantial.

Independent  Auditors.  Deloitte & Touche LLP are the independent  auditors of the Fund. They audit the Fund's financial statements and perform other related audit services. They also act as auditors for certain other funds advised by the Manager and its affiliates.

                                                              Appendix A

                                                  MUNICIPAL BOND RATINGS DEFINITIONS

Below  are  summaries  of the  rating  definitions  used by the  nationally-recognized  rating  agencies  listed  below  for  municipal securities.  Those ratings  represent the opinion of the agency as to the credit quality of issues that they rate. The summaries  below are based upon publicly-available information provided by the rating organizations.

Moody's Investors Service, Inc. ("Moody's")

LONG-TERM BOND RATINGS

Aaa: Bonds rated "Aaa" are judged to be the best quality.  They carry the smallest  degree of investment  risk.  Interest  payments are protected by a large or by an exceptionally  stable margin and principal is secure.  While the various  protective  elements are likely to change, the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa:  Bonds  rated "Aa" are judged to be of high  quality by all  standards.  Together  with the "Aaa"  group,  they  comprise  what are generally  known as high-grade  bonds.  They are rated lower than the best bonds because  margins of protection  may not be as large as with Aaa  securities or  fluctuation of protective  elements may be of greater  amplitude or there may be other elements  present which make the long-term risk appear somewhat larger than the of "Aaa" securities.

A: Bonds rated "A" possess many favorable investment  attributes and are to be considered as  upper-medium-grade  obligations.  Factors giving  security to principal  and interest are  considered  adequate but elements may be present  which  suggest a  susceptibility  to impairment some time in the future.

Baa:  Bonds rated "Baa" are  considered  medium-grade  obligations;  that is, they are neither  highly  protected  nor poorly  secured.
Interest  payments and principal  security  appear  adequate for the present but certain  protective  elements may be lacking or may be characteristically  unreliable  over any great  length  of time.  Such  bonds  lack  outstanding  investment  characteristics  and have speculative characteristics as well.

Ba: Bonds rated "Ba" are judged to have speculative elements. Their future cannot be considered  well-assured.  Often the protection of interest and principal  payments may be very moderate and thereby not well safeguarded  during both good and bad times over the future.
Uncertainty of position characterizes bonds in this class.

B: Bonds rated "B" generally  lack  characteristics  of the desirable  investment.  Assurance of interest and principal  payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds rated "Caa" are of poor standing.  Such issues may be in default or there may be present  elements of danger with respect to principal or interest.

Ca: Bonds rated "Ca"  represent  obligations  which are  speculative  in a high degree.  Such issues are often in default or have other marked shortcomings.

C: Bonds rated "C" are the lowest class of rated bonds and can be regarded as having  extremely  poor  prospects of ever  attaining any real investment standing.

Con.  (...):  Bonds  for which the  security  depends  on the  completion  of some act or the  fulfillment  of some  condition  are rated conditionally.  These bonds are secured by (a)  earnings  of  projects  under  construction,  (b)  earnings of projects  unseasoned  in operating  experience,  (c) rentals that begin when  facilities are completed,  or (d) payments to which some other limiting  condition attaches.  The parenthetical  rating denotes probable credit stature upon completion of construction or elimination of the basis of the condition.

Moody's  applies  numerical  modifiers  1, 2, and 3 in each generic  rating  classification  from "Aa" through  "Caa." The modifier "1"
indicates that the obligation ranks in the higher end of its generic rating category;  the modifier "2" indicates a mid-range  ranking;
and the modifier "3" indicates a ranking in the lower end of that generic rating  category.  Advanced  refunded issues that are secured by certain assets are identified with a # symbol.

SHORT-TERM RATINGS - U.S. TAX-EXEMPT MUNICIPALS

There are three ratings for short-term obligations that are investment grade.  Short-term speculative  obligations are designated "SG."
For variable rate demand obligations,  a two-component rating is assigned.  The first (MIG) element represents an evaluation by Moody's of the degree of risk associated with scheduled  principal and interest  payments.  The second element (VMIG)  represents an evaluation of the degree of risk associated with the demand feature.

MIG 1/VMIG 1: Denotes superior credit quality.  Excellent  protection is afforded by established cash flows,  highly reliable liquidity support or demonstrated broad-based access to the market for refinancing..

MIG 2/VMIG 2: Denotes strong credit quality. Margins of protection are ample although not as large as in the preceding group.

MIG 3/VMIG 3: Denotes  acceptable credit quality.  Liquidity and cash-flow  protection may be narrow, and market access for refinancing is likely to be less well established.

SG:  Denotes speculative-grade credit quality. Debt instruments in this category may lack margins of protection.

Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's")

LONG-TERM CREDIT RATINGS

AAA: Bonds rated `AAA' has the highest rating assigned by Standard & Poor's.  The obligor's  capacity to meet its financial  commitment on the obligation is extremely strong.
AA: Bonds rated `AA' differs from the  highest-rated  obligations  only in small degree.  The obligor's  capacity to meet its financial commitment on the obligation is very strong.

A: Bonds rated `A' are somewhat more  susceptible  to the adverse  effects of changes in  circumstances  and economic  conditions  than obligations in higher-rated  categories.  However,  the obligor's capacity to meet its financial  commitment on the obligation is still strong.

BBB: Bonds rated `BBB' exhibits adequate protection  parameters.  However,  adverse economic  conditions or changing  circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C

Obligations rated `BB', `B', `CCC', `CC', and `C' are regarded as having significant  speculative  characteristics.  `BB' indicates the least degree of speculation and `C' the highest.  While such obligations will likely have some quality and protective  characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: Bonds rated `BB' are less vulnerable to nonpayment than other speculative  issues.  However,  it faces major ongoing  uncertainties or exposure to adverse business,  financial, or economic conditions,  which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated `B' are more vulnerable to nonpayment than  obligations  rated `BB', but the obligor  currently has the capacity to meet its financial  commitment on the  obligation.  Adverse  business,  financial,  or economic  conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC:  Bonds rated `CCC' are currently  vulnerable to nonpayment  and are dependent upon  favorable  business,  financial,  and economic conditions  for the obligor to meet its  financial  commitment  on the  obligation.  In the event of adverse  business,  financial,  or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: Bonds rated `CC' are currently highly vulnerable to nonpayment.

C: The `C' rating may be used to cover a situation  where a bankruptcy  petition has been filed or similar  action has been taken,  but payments on this obligation are being continued.

D: Bonds rated `D' are in payment  default.  The `D' rating  category is used when payments on an  obligation  are not made on the date due even if the  applicable  grace period has not expired,  unless  Standard & Poor's  believes  that such payments will be made during such grace  period.  The `D' rating also will be used upon the filing of a  bankruptcy  petition  or the taking of a similar  action if payments on an obligation are jeopardized.

The ratings  from `AA' to `CCC' may be modified by the  addition  of a plus or minus sign to show  relative  standing  within the major rating categories.

c: The `c' subscript is used to provide  additional  information  to investors  that the bank may terminate its  obligation to purchase tendered  bonds if the long-term  credit rating of the issuer is below an  investment-grade  level and/or the issuer's bonds are deemed taxable.
p: The letter `p' indicates that the rating is  provisional.  A provisional  rating  assumes the  successful  completion of the project financed by the debt being rated and indicates  that payment of debt service  requirements  is largely or entirely  dependent  upon the successful,  timely completion of the project.  This rating,  however,  while addressing credit quality subsequent to completion of the project,  makes no comment on the likelihood of or the risk of default upon failure of such  completion.  The investor  should exercise his own judgment with respect to such likelihood and risk.
r: The `r'  highlights  derivative,  hybrid,  and certain  other  obligations  that  Standard & Poor's  believes  may  experience  high volatility or high  variability in expected  returns as a result of noncredit  risks.  Examples of such obligations are securities with principal or interest  return  indexed to equities,  commodities,  or  currencies;  certain swaps and options;  and  interest-only  and principal-only  mortgage securities.  The absence of an `r' symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

SHORT-TERM ISSUE CREDIT RATINGS

SP-1:  Strong  capacity  to pay  principal  and  interest.  An issue with a very  strong  capacity  to pay debt  service is given a (+)
designation.

SP-2:  Satisfactory capacity to pay principal and interest,  with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3: Speculative capacity to pay principal and interest.

Fitch, Inc.

INTERNATIONAL LONG-TERM CREDIT RATINGS

Investment Grade:

AAA:  Highest  Credit  Quality.  "AAA"  ratings  denote the lowest  expectation  of credit risk.  They are assigned only in the case of exceptionally  strong capacity for timely payment of financial  commitments.  This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit  Quality.  "AA" ratings  denote a very low  expectation of credit risk.  They indicate a very strong  capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality.  "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial  commitments is considered strong.  This capacity may,  nevertheless,  be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit  Quality.  "BBB" ratings  indicate that there is currently a low  expectation  of credit risk. The capacity for timely payment of financial  commitments is considered  adequate,  but adverse changes in  circumstances  and in economic  conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB:  Speculative.  "BB" ratings indicate that there is a possibility of credit risk  developing,  particularly as the result of adverse economic change over time.  However,  business or financial  alternatives  may be available to allow  financial  commitments to be met.
Securities rated in this category are not investment grade.

B:  Highly  Speculative.  "B" ratings  indicate  that  significant  credit risk is  present,  but a limited  margin of safety  remains.
Financial  commitments  are currently being met.  However,  capacity for continued  payment is contingent  upon a sustained,  favorable business and economic environment.

CCC, CC C: High  Default  Risk.  Default is a real  possibility.  Capacity for meeting  financial  commitments  is solely  reliant upon sustained,  favorable  business or economic  developments.  A "CC" rating  indicates  that default of some kind appears  probable.  "C"
ratings signal imminent default.

DDD, DD, and D:  Default.  The ratings of  obligations  in this category are based on their  prospects  for  achieving  partial or full recovery in a  reorganization  or  liquidation of the obligor.  While expected  recovery  values are highly  speculative  and cannot be estimated with any precision,  the following serve as general  guidelines.  "DDD"  obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest.  "DD" indicates potential  recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.

Entities rated in this category have  defaulted on some or all of their  obligations.  Entities  rated "DDD" have the highest  prospect for resumption of performance or continued operation with or without a formal reorganization  process.  Entities rated "DD" and "D" are generally undergoing a formal  reorganization or liquidation process;  those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.

Plus (+) and minus (-) signs may be appended to a rating  symbol to denote  relative  status within the major rating  categories.  Plus and minus signs are not added to the "AAA"  category or to  categories  below  "CCC," nor to  short-term  ratings  other than "F1" (see below).

INTERNATIONAL SHORT-TERM CREDIT RATINGS

F1:  Highest  credit  quality.  Strongest  capacity for timely  payment of financial  commitments.  May have an added "+" to denote any exceptionally strong credit feature.

F2: Good credit  quality.  A  satisfactory  capacity for timely  payment of financial  commitments,  but the margin of safety is not as great as in the case of higher ratings.
F3: Fair credit quality.  Capacity for timely payment of financial  commitments is adequate.  However,  near-term adverse changes could result in a reduction to non-investment grade.

B:  Speculative.  Minimal capacity for timely payment of financial  commitments,  plus  vulnerability  to near-term  adverse changes in financial and economic conditions.

C: High default risk.  Default is a real possibility.  Capacity for meeting  financial  commitments is solely reliant upon a sustained, favorable business and economic environment.

D: Default. Denotes actual or imminent payment default.

                                                              Appendix B

                                                       Industry Classifications

Aerospace/Defense                                            Food and Drug Retailers
Air Transportation                                           Gas Utilities
Asset-Backed                                                 Health Care/Drugs
Auto Parts and Equipment                                     Health Care/Supplies & Services
Automotive                                                   Homebuilders/Real Estate
Bank Holding Companies                                       Hotel/Gaming
Banks                                                        Industrial Services
Beverages                                                    Information Technology
Broadcasting                                                 Insurance
Broker-Dealers                                               Leasing & Factoring
Building Materials                                           Leisure
Cable Television                                             Manufacturing
Chemicals                                                    Metals/Mining
Commercial Finance                                           Nondurable Household Goods
Communication Equipment                                      Office Equipment
Computer Hardware                                            Oil - Domestic
Computer Software                                            Oil - International
Conglomerates                                                Paper
Consumer Finance                                             Photography
Consumer Services                                            Publishing
Containers                                                   Railroads & Truckers
Convenience Stores                                           Restaurants
Department Stores                                            Savings & Loans
Diversified Financial                                        Shipping
Diversified Media                                            Special Purpose Financial
Drug Wholesalers                                             Specialty Printing
Durable Household Goods                                      Specialty Retailing
Education                                                    Steel
Electric Utilities                                           Telecommunications - Long Distance
Electrical Equipment                                         Telephone - Utility
Electronics                                                  Textile, Apparel & Home Furnishings
Energy Services                                              Tobacco
Entertainment/Film                                           Trucks and Parts
Environmental                                                Wireless Services
Food

                                                             Appendix C

                                    OppenheimerFunds Special Sales Charge Arrangements and Waivers
                                    --------------------------------------------------------------

In certain cases, the initial sales charge that applies to purchases of Class A shares1 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.2  That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans. Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional Information of the
applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
              1)  plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
              2)  non-qualified deferred compensation plans,
              3)  employee benefit plans3
              4)  Group Retirement Plans4
              5)  403(b)(7) custodial plan accounts
              6)  Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs, SARSEPs or SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the Distributor or the transfer agent (referred to in this document as the "Transfer Agent") of the particular
Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the
Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.
I.

                              Applicability of Class A Contingent Deferred Sales Charges in Certain Cases
---------------------------------------------------------------------------------------------------------------------------------------

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to Initial Sales Charge but May Be Subject to the Class A
Contingent Deferred Sales Charge (unless a waiver applies).

         There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below.
However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months (24 months in the case of Oppenheimer Rochester National Municipals and Rochester Fund Municipals) of the beginning of the calendar month of their purchase, as described in the Prospectus (unless a waiver described elsewhere in this Appendix applies to the redemption).
Additionally, on shares purchased under these waivers that are subject to the Class A contingent deferred sales charge, the
Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent Deferred Sales Charge."5 This waiver provision applies to:
|_|      Purchases of Class A shares aggregating $1 million or more.
|_|      Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001. That included plans (other than IRA or 403(b)(7) Custodial
              Plans) that: 1) bought shares costing $500,000 or more, 2) had at the time of purchase 100 or more eligible employees or total plan assets of $500,000 or more, or 3) certified to the Distributor that it projects to have annual plan purchases of $200,000 or more.
|_|      Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
              1)  through a broker, dealer, bank or registered investment adviser that has made special arrangements with the
                  Distributor for those purchases, or
              2)  by a direct rollover of a distribution from a qualified Retirement Plan if the administrator of that Plan has made special arrangements with the Distributor for those purchases.
|_|      Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements:
              1)  The record keeping is performed by Merrill Lynch Pierce Fenner & Smith, Inc. ("Merrill Lynch") on a daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping service agreement with Merrill
                  Lynch, the Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or managed by Merrill Lynch Investment Management, L.P. ("MLIM"), that are made available under a Service Agreement between Merrill Lynch and the mutual fund's principal underwriter or distributor, and  (b)  funds advised or managed by MLIM (the funds described in (a) and (b) are referred to as "Applicable Investments").
              2)  The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement Plan and Merrill Lynch. On the date the plan sponsor signs the record keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable Investments.
              3)  The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees (as determined by the Merrill Lynch plan conversion manager).
|_|      Purchases by a Retirement  Plan whose  record  keeper had a  cost-allocation  agreement  with the Transfer  Agent on or before
              March 1, 2001.
II.

                                         Waivers of Class A Sales Charges of Oppenheimer Funds
---------------------------------------------------------------------------------------------------------------------------------------

A.   Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares purchased by the following investors are not subject to any Class A sales charges (and no concessions are paid by the
Distributor on such purchases):
|_|      The Manager or its affiliates.
|_|      Present or former officers, directors, trustees and employees (and their "immediate families") of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees. The term "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
|_|      Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|      Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
|_|      Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the
              Distributor) or with the Distributor. The purchaser must certify to the Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
|_|      Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
|_|      Investment advisors and financial planners who have entered into an agreement for this purpose with the Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
|_|      "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|      Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the
              Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
|_|      Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
|_|      Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
|_|      A unit investment trust that has entered into an appropriate agreement with the Distributor.
|_|      Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
|-|
         Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal Revenue Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the
              Distributor for those purchases.
|_|      A TRAC-2000 401(k) plan (sponsored by the former Quest for Value Advisors) whose Class B or Class C shares of a Former Quest for Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C
              TRAC-2000 program on November 24, 1995.
|_|      A qualified Retirement Plan that had agreed with the former Quest for Value Advisors to purchase shares of any of the Former
              Quest for Value Funds at net asset value, with such shares to be held through DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.

B.   Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the
Distributor on such purchases):
|_|      Shares issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a party.
|_|      Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other Oppenheimer funds
              (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.
|_|      Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid. This waiver also applies to shares purchased by exchange of shares of Oppenheimer Money Market Fund, Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
|_|      Shares purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid Trust Series.
|_|      Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the Manager or an affiliate acts as sponsor.

C.   Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:
|_|      To make Automatic Withdrawal Plan payments that are limited annually to no more than 12% of the account value adjusted annually.
|_|      Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts (please refer to
              "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
|_|      For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
              1)  Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established.
              2)  To return excess contributions.
              3)  To return contributions made due to a mistake of fact.
              4)  Hardship withdrawals, as defined in the plan.6
              5)  Under a Qualified Domestic Relations Order, as defined in the Internal Revenue Code, or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
              6)  To meet the minimum distribution requirements of the Internal Revenue Code.
              7)  To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code.
              8)  For loans to participants or beneficiaries.
              9)  Separation from service.7
              10) Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) if the plan has made special arrangements with the Distributor.
              11) Plan termination or "in-service distributions," if the redemption proceeds are rolled over directly to an
                  OppenheimerFunds-sponsored IRA.
|_|      For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special agreement with the
              Distributor allowing this waiver.
|_|      For distributions from retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor.
|_|      For distributions from retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or record keepers which have entered into a special agreement with the Distributor.
III.                               Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds
---------------------------------------------------------------------------------------------------------------------------------------

The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A.   Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
|_|      Shares redeemed involuntarily, as described in "Shareholder Account Rules and Policies," in the applicable Prospectus.
|_|      Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social Security Administration.
|_|      Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.
|_|      Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill
              Lynch or an independent record keeper under a contract with Merrill Lynch.
|_|      Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
|_|      Redemptions requested in writing by a Retirement Plan sponsor of Class C shares of an Oppenheimer fund in amounts of
              $500,000 or more and made more than 12 months after the Retirement Plan's first purchase of Class C shares, if the redemption proceeds are invested in Class N shares of one or more Oppenheimer funds.
|_|      Distributions8 from Retirement Plans or other employee benefit plans for any of the following purposes:
              1)  Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established in an Oppenheimer fund.
              2)  To return excess contributions made to a participant's account.
              3)  To return contributions made due to a mistake of fact.
              4)  To make hardship withdrawals, as defined in the plan.9
              5)  To make distributions required under a Qualified Domestic Relations Order or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
              6)  To meet the minimum distribution requirements of the Internal Revenue Code.
              7)  To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code.
              8)  For loans to participants or beneficiaries.10
              9)  On account of the participant's separation from service.11
              10) Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) offered as an investment option in a Retirement Plan if the plan has made special arrangements with the Distributor.
              11) Distributions made on account of a plan termination or "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
              12) For distributions from a participant's account under an Automatic Withdrawal Plan after the participant reaches age
                  59 1/2, as long as the aggregate value of the distributions does not exceed 10% of the account's value, adjusted annually.
              13) Redemptions of Class B shares under an Automatic Withdrawal Plan for an account other than a Retirement Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
              14) For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.
|_|      Redemptions of Class B shares or Class C shares under an Automatic Withdrawal Plan from an account other than a Retirement
              Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually.

B.   Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
|_|      Shares sold to the Manager or its affiliates.
|_|      Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|      Shares issued in plans of reorganization to which the Fund is a party.
|_|      Shares sold to present or former officers, directors, trustees or employees (and their "immediate families" as defined above in Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.

IV.

 Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of Former Quest for Value Funds
---------------------------------------------------------------------------------------------------------------------------------------

The initial and contingent deferred sales charge rates and waivers for Class A, Class B and Class C shares described in the
Prospectus or Statement of Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds.  To be eligible, those persons must have been shareholders on November 24,
1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for Value Funds. Those funds include:
     Oppenheimer Quest Value Fund, Inc.                       Oppenheimer Small Cap Value Fund
     Oppenheimer Quest Balanced Value Fund                    Oppenheimer Quest Global Value Fund, Inc.
     Oppenheimer Quest Opportunity Value Fund

         These arrangements also apply to shareholders of the following funds when they merged (were reorganized) into various
Oppenheimer funds on November 24, 1995:

     Quest for Value U.S. Government Income Fund              Quest for Value New York Tax-Exempt Fund
     Quest for Value Investment Quality Income Fund           Quest for Value National Tax-Exempt Fund
     Quest for Value Global Income Fund                       Quest for Value California Tax-Exempt Fund

         All of the funds listed above are referred to in this Appendix as the "Former Quest for Value Funds."  The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an Oppenheimer fund that are either:
|_|      acquired by such shareholder pursuant to an exchange of shares of an Oppenheimer fund that was one of the Former Quest for
              Value Funds, or
|_|      purchased by such shareholder by exchange of shares of another Oppenheimer fund that were acquired pursuant to the merger of any of the Former Quest for Value Funds into that other Oppenheimer fund on November 24, 1995.

A.   Reductions or Waivers of Class A Sales Charges.

|X|      Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders.

Purchases by Groups and Associations.  The following table sets forth the initial sales charge rates for Class A shares purchased by members of "Associations" formed for any purpose other than the purchase of securities. The rates in the table apply if that
Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC
Distributors prior to November 24, 1995.

-------------------------------- ---------------------------- --------------------------------- ---------------------
Number of Eligible Employees     Initial Sales Charge as a    Initial Sales Charge as a % of    Concession as % of
or Members                       % of Offering Price          Net Amount Invested               Offering Price
-------------------------------- ---------------------------- --------------------------------- ---------------------
-------------------------------- ---------------------------- --------------------------------- ---------------------
9 or Fewer                                  2.50%                          2.56%                       2.00%
-------------------------------- ---------------------------- --------------------------------- ---------------------
-------------------------------- ---------------------------- --------------------------------- ---------------------
At least  10 but not more  than             2.00%                          2.04%                       1.60%
49
-------------------------------- ---------------------------- --------------------------------- ---------------------

---------------------------------------------------------------------------------------------------------------------------------------
         For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's
Prospectus.

         Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of Accumulation described in the applicable fund's Prospectus and Statement of Additional Information. Individuals who qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the Distributor.

|X|      Waiver of Class A Sales Charges for Certain Shareholders.  Class A shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
o        Shareholders who were shareholders of the AMA Family of Funds on February 28, 1991 and who acquired shares of any of the
                  Former Quest for Value Funds by merger of a portfolio of the AMA Family of Funds.
o        Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.

|X|      Waiver of Class A Contingent Deferred Sales Charge in Certain Transactions.  The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for
Value Fund:

         Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the Employee Retirement Income Security Act of
1974 and regulations adopted under that law.

B.   Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

|X|      Waivers for Redemptions of Shares Purchased Prior to March 6, 1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged. Those shares must have been purchased prior to March 6, 1995 in connection with:
o        withdrawals under an automatic withdrawal plan holding only either Class B or Class C shares if the annual withdrawal does not exceed 10% of the initial value of the account value, adjusted annually, and
o        liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

|X|      Waivers for Redemptions of Shares Purchased on or After March 6, 1995 but Prior to November 24, 1995. In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an
Oppenheimer fund that was a Former Quest For Value Fund or into which such Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6, 1995, but prior to November 24, 1995:
o        redemptions following the death or disability of the shareholder(s) (as evidenced by a determination of total disability by the U.S. Social Security Administration);
o        withdrawals under an automatic withdrawal plan (but only for Class B or Class C shares) where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
o        liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

         A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same
Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.
V.        Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of Connecticut Mutual
                                                        Investment Accounts, Inc.
-----------------------------------------------------------------------------------------------------------------------------------------

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective
Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds (referred to as the "Former
Connecticut Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment adviser to the Former Connecticut
Mutual Funds:
     Connecticut Mutual Liquid Account                          Connecticut Mutual Total Return Account
     Connecticut Mutual Government Securities Account           CMIA LifeSpan Capital Appreciation Account
     Connecticut Mutual Income Account                          CMIA LifeSpan Balanced Account
     Connecticut Mutual Growth Account                          CMIA Diversified Income Account

A.   Prior Class A CDSC and Class A Sales Charge Waivers.

|X|      Class A Contingent Deferred Sales Charge. Certain shareholders of a Fund and the other Former Connecticut Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March 18, 1996 (the "prior Class A CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:
              1)  persons whose purchases of Class A shares of a Fund and other Former Connecticut Mutual Funds were $500,000 prior to
                  March 18, 1996, as a result of direct purchases or purchases pursuant to the Fund's policies on Combined Purchases or Rights of Accumulation, who still hold those shares in that Fund or other Former Connecticut Mutual Funds, and
              2)  persons whose intended purchases under a Statement of Intention entered into prior to March 18, 1996, with the former general distributor of the Former Connecticut Mutual Funds to purchase shares valued at $500,000 or more over a 13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge

         Any of the Class A shares of a Fund and the other Former Connecticut Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior Class A CDSC.

|X|
         Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March 18, 1996, and still holds Class A shares:
              1)  any purchaser, provided the total initial amount invested in the Fund or any one or more of the Former Connecticut
                  Mutual Funds totaled $500,000 or more, including investments made pursuant to the Combined Purchases, Statement of
                  Intention and Rights of Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the Former Connecticut Mutual Funds or a Fund into which such Fund merged;
              2)  any participant in a qualified plan, provided that the total initial amount invested by the plan in the Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
              3)  Directors of the Fund or any one or more of the Former Connecticut Mutual Funds and members of their immediate families;
              4)  employee benefit plans sponsored by Connecticut Mutual Financial Services, L.L.C. ("CMFS"), the prior distributor of the Former Connecticut Mutual Funds, and its affiliated companies;
              5)  one or more members of a group of at least 1,000 persons (and persons who are retirees from such group) engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between CMFS and such group; and
              6)  an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the Fund or any one or more of the
                  Former Connecticut Mutual Funds, provided the institution had an agreement with CMFS.

         Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the Former Connecticut
Mutual Funds described above.

         Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut Mutual Life Insurance Company through the Panorama Separate Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the Fund.

B.   Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or
Class B shares of a Former Connecticut Mutual Fund provided that the Class A or Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former
Connecticut Mutual Fund. Additionally, the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18,
1996:
     1)  by the estate of a deceased shareholder;
     2)  upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
     3)  for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under Sections
         401(a) or 403(b)(7)of the Code, or from IRAs, deferred compensation plans created under Section 457 of the Code, or other employee benefit plans;
     4)  as tax-free returns of excess contributions to such retirement or employee benefit plans;
     5)  in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company;
     6)  in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;
     7)  in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
     8)  in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic Withdrawal Plan but limited to no more than 12% of the original value annually; or
     9)  as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's Articles of
         Incorporation, or as adopted by the Board of Directors of the Fund.
VI.                           Special Reduced Sales Charge for Former Shareholders of Advance America Funds, Inc.
---------------------------------------------------------------------------------------------------------------------------------------

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S. Government Trust, Oppenheimer Strategic Income Fund and Oppenheimer
Capital Income Fund who acquired (and still hold) shares of those funds as a result of the reorganization of series of Advance
America Funds, Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance America Funds, Inc. on March 30,
1990, may purchase Class A shares of those four Oppenheimer funds at a maximum sales charge rate of 4.50%.
VII.                     Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer Convertible Securities Fund
---------------------------------------------------------------------------------------------------------------------------------------

Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11, 1996, owned shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:
|_|      the Manager and its affiliates,
|_|      present or former officers, directors, trustees and employees (and their "immediate families" as defined in the Fund's
              Statement of Additional Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees,
|_|      registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
|_|      dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,
|_|      employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,
|_|      dealers, brokers, or registered investment advisors that had entered into an agreement with the Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the Fund in specific investment products made available to their clients, and
|_|      dealers, brokers or registered investment advisors that had entered into an agreement with the Distributor or prior distributor of the Fund's shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

Oppenheimer Intermediate Municipal Fund

Internet Web Site:
         www.oppenheimerfunds.com
         ------------------------

Investment Advisor
       OppenheimerFunds, Inc.
       498 Seventh Avenue
       New York, New York 10018

Distributor
       OppenheimerFunds Distributor, Inc.
       498 Seventh Avenue
       New York, New York 10018

Transfer Agent
       OppenheimerFunds Services
       P.O. Box 5270
       Denver, Colorado 80217-5270
       1-800-525-7048

Custodian Bank
       Citibank, N.A.
       399 Park Avenue
       New York, New York 10043

Independent Auditors
       Deloitte & Touche LLP
       555 Seventeenth Street
       Denver, Colorado 80202

Legal Counsel
       Myer, Swanson, Adams & Wolf, P.C.
       1600 Broadway
       Denver, Colorado 80202

OppenheimerFunds(R)

PX0860.0102

--------
1Messrs. Bowen, Cameron, and Marshall are not Directors of Panorama Series Fund, Inc. Messrs. Armstrong, Bowen, Cameron, Fossel and
Marshall are not Managing General Partners of Centennial America Fund L.P. Mr. Murphy is not a Trustee or Managing General Partner of
any of the Centennial funds.
2In  accordance  with Rule 12b-1 of the  Investment  Company  Act, the term  "Independent  Trustees"  in this  Statement of  Additional
Information  refers to those Trustees who are not  "interested  persons" of the Fund or its parent trust and who do not have any direct or indirect financial interest in the operation of the distribution plan or any agreement under the plan.
1 Certain waivers also apply to Class M shares of Oppenheimer Convertible Securities Fund.
2 In the case of Oppenheimer Senior Floating Rate Fund, a continuously-offered closed-end fund, references to contingent deferred sales charges mean the Fund's Early Withdrawal Charges and references to "redemptions" mean "repurchases" of shares.
3 An "employee benefit plan" means any plan or arrangement, whether or not it is "qualified" under the Internal Revenue Code, under which Class N shares of an Oppenheimer fund or funds are purchased by a fiduciary or other administrator for the account of participants who are employees of a single employer or of affiliated employers. These may include, for example, medical savings accounts, payroll deduction plans or similar plans. The fund accounts must be registered in the name of the fiduciary or administrator purchasing the shares for the benefit of participants in the plan.
4 The term "Group Retirement Plan" means any qualified or non-qualified retirement plan for employees of a corporation or sole proprietorship, members and employees of a partnership or association or other organized group of persons (the members of which may include other groups), if the group has made special arrangements with the Distributor and all members of the group participating in
(or who are eligible to participate in) the plan purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution designated by the group. Such plans include 457 plans, SEP-IRAs, SARSEPs, SIMPLE plans and
403(b) plans other than plans for public school employees. The term "Group Retirement Plan" also includes qualified retirement plans and non-qualified deferred compensation plans and IRAs that purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution that has made special arrangements with the Distributor.
5 However, that concession will not be paid on purchases of shares in amounts of $1 million or more (including any right of accumulation) by a Retirement Plan that pays for the purchase with the redemption proceeds of Class C shares of one or more
Oppenheimer funds held by the Plan for more than one year.
6 This provision does not apply to IRAs.
7 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.
8 The distribution must be requested prior to Plan termination or the elimination of the Oppenheimer funds as an investment option under the Plan.
9 This provision does not apply to IRAs.
10 This provision does not apply to loans from 403(b)(7) custodial plans.
11 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.